                                                                     EXHIBIT 4.1

                                                              [Draft - 10/17/97]



                  NISSAN AUTO RECEIVABLES 1997-A GRANTOR TRUST

                         [-]% ASSET BACKED CERTIFICATES

--------------------------------------------------------------------------------



          NISSAN AUTO RECEIVABLES CORPORATION

          Seller



          NISSAN MOTOR ACCEPTANCE CORPORATION

          Servicer and in its individual capacity



          THE FUJI BANK AND TRUST COMPANY

          Trustee



--------------------------------------------------------------------------------

                    FORM OF POOLING AND SERVICING AGREEMENT

                          Dated as of October 1, 1997

--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I.

                                 INTRODUCTION..............................  1

            Section 1.01.  DEFINITIONS.....................................  1
                           -----------
            Section 1.02.  USAGE OF TERMS.................................. 20
                           --------------
            Section 1.03.  CUTOFF DATE AND RECORD DATE..................... 20
                           ---------------------------
            Section 1.04.  SECTION REFERENCES.............................. 20
                           ------------------

                                   ARTICLE II.

                                   THE TRUST............................... 21

            Section 2.01.  CREATION OF TRUST............................... 21
                           -----------------
            Section 2.02.  CONVEYANCE OF RECEIVABLES....................... 21
                           -------------------------
            Section 2.03.  ACCEPTANCE BY TRUSTEE........................... 22
                           ---------------------

                                  ARTICLE III.

                                THE RECEIVABLES............................ 22

            Section 3.01.  REPRESENTATIONS AND WARRANTIES OF SELLER
             .............................................................. 22

            Section 3.02.  REPURCHASE UPON BREACH.......................... 26
                           ----------------------
            Section 3.03.  CUSTODY OF RECEIVABLE FILES..................... 27
                           ---------------------------
            Section 3.04.  DUTIES OF SERVICER AS CUSTODIAN................. 28
                           -------------------------------
            Section 3.05.  INSTRUCTIONS; AUTHORITY TO ACT.................. 28
                           ------------------------------
            Section 3.06.  CUSTODIAN'S INDEMNIFICATION..................... 28
                           ---------------------------
            Section 3.07.  EFFECTIVE PERIOD AND TERMINATION................ 29
                           --------------------------------

                                   ARTICLE IV.

                  ADMINISTRATION AND SERVICING OF RECEIVABLES.............. 29
                        Section 4.01.  DUTIES OF SERVICER.................. 29
            Section 4.02.  COLLECTION OF RECEIVABLE PAYMENTS............... 31
            Section 4.03.  REALIZATION UPON RECEIVABLES.................... 31
            Section 4.04.  PHYSICAL DAMAGE INSURANCE....................... 31
            Section 4.05.  MAINTENANCE OF SECURITY INTERESTS IN
               FINANCED VEHICLES........................................... 31
            Section 4.06.  COVENANTS OF SERVICER........................... 31
            Section 4.07.  REPURCHASE OF RECEIVABLES UPON BREACH........... 32
            Section 4.08.  SERVICER FEE.................................... 33
            Section 4.09.  SERVICER'S CERTIFICATE.......................... 33

            Section 4.10.  ANNUAL STATEMENT AS TO COMPLIANCE;
               NOTICE OF DEFAULT........................................... 34
            Section 4.11.  ANNUAL INDEPENDENT CERTIFIED PUBLIC
               ACCOUNTANT'S REPORT......................................... 34
            Section 4.12.  ACCESS TO CERTAIN DOCUMENTATION AND
               INFORMATION REGARDING RECEIVABLES........................... 35
            Section 4.13.  SERVICER EXPENSES............................... 35

                                   ARTICLE V.

                DISTRIBUTIONS; SUBORDINATION SPREAD ACCOUNTS;
                       STATEMENTS TO CERTIFICATEHOLDERS.................... 36
            Section 5.01.  ACCOUNTS........................................ 36
                           --------
            Section 5.02.  COLLECTIONS..................................... 36
                           -----------
            Section 5.03.  APPLICATION OF COLLECTIONS...................... 38
                           --------------------------
            Section 5.04.  ADVANCES........................................ 38
                           --------
            Section 5.05.  ADDITIONAL DEPOSITS............................. 39
                           -------------------
            Section 5.06.  DISTRIBUTIONS................................... 39
                           -------------
            Section 5.07.  [RESERVED] ..................................... 42
            Section 5.08.  NET DEPOSITS.................................... 42
                           ------------
            Section 5.09.  STATEMENTS TO CERTIFICATEHOLDERS................ 43
                           --------------------------------
            Section 5.10.  NO PETITION..................................... 45
                           -----------

                                   ARTICLE VI.

                             ADDITIONAL AGREEMENTS......................... 45
            Section 6.01.  YIELD SUPPLEMENT RESERVE ACCOUNT................ 45
                           --------------------------------
            Section 6.02.  CUSTODY AND PLEDGE AGREEMENT. .................. 45
                           ----------------------------

                                  ARTICLE VII.

                               THE CERTIFICATES............................ 46
            Section 7.01.  THE CERTIFICATES................................ 46
            Section 7.02.  AUTHENTICATION OF CERTIFICATES.................. 46
            Section 7.03.  REGISTRATION OF TRANSFER AND EXCHANGE OF
               CERTIFICATES................................................ 46
            Section 7.04.  MUTILATED, DESTROYED, LOST, OR STOLEN
               CERTIFICATES................................................ 48
            Section 7.05.  PERSONS DEEMED OWNERS........................... 49
            Section 7.06.  ACCESS TO LIST OF CERTIFICATEHOLDERS'
               NAMES AND ADDRESSES......................................... 49
            Section 7.07.  MAINTENANCE OF OFFICE OR AGENCY................. 49
            Section 7.08.  BOOK-ENTRY CERTIFICATES......................... 50
            Section 7.09.  NOTICES TO CLEARING AGENCY...................... 51
            Section 7.10.  DEFINITIVE CERTIFICATES......................... 51

                                  ARTICLE VIII.

                                  THE SELLER............................... 52

            Section 8.01.  REPRESENTATIONS OF SELLER....................... 52
            Section 8.02.  LIABILITY OF SELLER; INDEMNITIES................ 53
            Section 8.03.  MERGER OR CONSOLIDATION OF, OR
               ASSUMPTION OF THE OBLIGATIONS OF, SELLER.................... 54
            Section 8.04.  LIMITATION ON LIABILITY OF SELLER AND
               OTHERS...................................................... 55
            Section 8.05.  SELLER MAY OWN CERTIFICATES..................... 55


                                   ARTICLE IX.

                                 THE SERVICER.............................. 58
                        Section 9.01.  REPRESENTATIONS OF SERVICER......... 58
            Section 9.02.  INDEMNITIES OF SERVICER......................... 59
            Section 9.03.  MERGER OR CONSOLIDATION OF, OR
               ASSUMPTION OF THE OBLIGATIONS OF, SERVICER.................. 61
            Section 9.04.  LIMITATION ON LIABILITY OF SERVICER AND
               OTHERS...................................................... 61
            Section 9.05.  DELEGATION OF DUTIES............................ 62

                                   ARTICLE X.

                                    DEFAULT................................ 63
                        Section 10.01.  EVENTS OF DEFAULT.................. 63
            Section 10.02.  APPOINTMENT OF SUCCESSOR....................... 65
                            ------------------------
            Section 10.03.  REPAYMENT OF ADVANCES.......................... 66
                            ---------------------
            Section 10.04.  NOTIFICATION TO CERTIFICATE-HOLDERS............ 66
                            -----------------------------------
            Section 10.05.  WAIVER OF PAST DEFAULTS........................ 66
                            -----------------------

                                   ARTICLE XI.

                                  THE TRUSTEE.............................. 67
            SECTION 11.01.  DUTIES OF TRUSTEE.............................. 67
            Section 11.02.  TRUSTEE'S CERTIFICATE.......................... 69
            Section 11.03.  TRUSTEE'S ASSIGNMENT OF REPURCHASED
               RECEIVABLES................................................. 70
            Section 11.04.  CERTAIN MATTERS AFFECTING THE TRUSTEE.......... 70
            Section 11.05.  TRUSTEE NOT LIABLE FOR CERTIFICATES OR
               RECEIVABLES................................................. 72
            Section 11.06.  TRUSTEE MAY OWN CERTIFICATES................... 73
            Section 11.07.  TRUSTEE'S FEES AND EXPENSES.................... 73
            Section 11.08.  INDEMNITY OF TRUSTEE........................... 74
            Section 11.09.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE........... 74
            Section 11.10.  RESIGNATION OR REMOVAL OF TRUSTEE.............. 75
            Section 11.11.  SUCCESSOR TRUSTEE.............................. 75
            Section 11.12.  MERGER OR CONSOLIDATION OF TRUSTEE............. 76

            Section 11.13.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE
               TRUSTEE..................................................... 76
            Section 11.14.  REPRESENTATIONS AND WARRANTIES OF
               TRUSTEE..................................................... 78
            Section 11.15.  TAX RETURNS.................................... 78
            Section 11.16.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT
               POSSESSION OF CERTIFICATES.................................. 79
            Section 11.17.  SUITS FOR ENFORCEMENT.......................... 79
            Section 11.18.  RIGHTS OF CERTIFICATEHOLDERS TO DIRECT
               TRUSTEE..................................................... 79
            Section 11.19.  APPOINTMENT OF CUSTODIAN....................... 79

                                  ARTICLE XII.

                                  TERMINATION.............................. 80
            Section 12.01.  TERMINATION OF THE TRUST....................... 80
                            ------------------------
            Section 12.02.  OPTIONAL PURCHASE OF ALL RECEIVABLES........... 81
                            ------------------------------------

                                  ARTICLE XIII.

                           MISCELLANEOUS PROVISIONS........................ 82
            Section 13.01.  AMENDMENT...................................... 82
            Section 13.02.  PROTECTION OF TITLE TO TRUST................... 83
            Section 13.03.  LIMITATION ON RIGHTS OF
               CERTIFICATEHOLDERS.......................................... 86
            Section 13.04.  GOVERNING LAW.................................. 87
            Section 13.05.  NOTICES........................................ 87
            Section 13.06.  SEVERABILITY OF PROVISIONS..................... 88
            Section 13.07.  ASSIGNMENT..................................... 88
            Section 13.08.  CERTIFICATES NONASSESSABLE AND FULLY
               PAID........................................................ 88
            Section 13.09.  FURTHER ASSURANCES............................. 88
            Section 13.10.  NO WAIVER; CUMULATIVE REMEDIES................. 88
            Section 13.11.  THIRD-PARTY BENEFICIARIES...................... 89
            Section 13.12.  ACTIONS BY CERTIFICATEHOLDERS.................. 89
            Section 13.13. QUALIFICATION AS GRANTOR TRUST; SEPARATE
               ASSETS...................................................... 89
            SECTION 13.14.  COUNTERPARTS................................... 89

                                                                            Page
                                                                            ____
EXHIBITS
--------

Exhibit A Class A Certificate
Exhibit B Class B Certificate
Exhibit C Depository Agreement

Exhibit D-1 Trustee's Certificate to Seller
Exhibit D-2 Trustee's Certificate to Servicer
Exhibit E Custody and Pledge Agreement
Exhibit F Yield Supplement Agreement

SCHEDULES
---------

Schedule A List of Receivables
Schedule B Location of Receivables

                    FORM OF POOLING AND SERVICING AGREEMENT

     This Pooling and Servicing Agreement, dated as of _October 1, 1997, is made with respect to the formation of the Nissan Auto Receivables 1997-A Grantor Trust, among NISSAN AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Seller ("Seller"), NISSAN MOTOR ACCEPTANCE CORPORATION, a California
         ------
corporation, as Servicer ("Servicer") and in its individual capacity ("NMAC"),
                           --------                                    ----
and THE FUJI BANK AND TRUST COMPANY, a bank organized under the laws of New York (the "Trustee").
      -------

     WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                  INTRODUCTION

     SECTION 1.01.  DEFINITIONS.  Whenever used in the Agreement, the following
                    -----------
words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Accrued Interest" on a Receivable, as of the last day of any Collection
      ----------------
Period, means that amount of interest accrued on the Principal Balance at the APR but not paid by or on behalf of the Obligor.

     "Advance" means the amount, as of the last day of a Collection Period,
      -------
which the Servicer is required to advance on the respective Receivable pursuant to Section 5.04(a).

     "Agreement" means this Agreement and all amendments, amendments and
      ---------
restatements, and supplements thereto.

     "Amount Financed" with respect to a Receivable means the amount advanced
      ---------------
under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of
      ----------------------      ---
finance charges stated in the Receivable.

     "Annual USAP Report" shall have the meaning specified in Section 4.11.
      ------------------

     "Available Interest" means, for any Distribution Date, the sum of the
      ------------------
following amounts received during the related Collection Period: (i) that portion of all collections on Receivables allocable to interest, (ii) Liquidation Proceeds to the extent allocable to interest due on a Liquidated Receivable in accordance with the Servicer's customary servicing procedures,
(iii) all Advances made by the Servicer pursuant to Section 5.04, (iv) without duplication of any amounts described above in clauses (i) and (ii), the Repurchase Amount of each Receivable that became a Repurchased Receivable during the related Collection Period to the extent attributable to interest thereon, and (v) the Yield Supplement Amount received by the Trustee; provided, however,
                                                             --------  -------
that in calculating the Available Interest, amounts paid to the Servicer as reimbursement for Advances shall be excluded.

     "Available Principal" means, for any Distribution Date, the sum of the
      -------------------
following amounts received during the related Collection Period: (i) that portion of all collections on Receivables allocable to principal, (ii) Liquidation Proceeds attributable to principal due on a Liquidated Receivable in accordance with the Servicer's customary servicing procedures, and (iii) without duplication of any amounts described above in clauses (i) and (ii), to the extent attributable to principal, the Repurchase Amount of each Receivable that became a Repurchased Receivable during such Collection Period.

     "Book-Entry Certificates" means a beneficial interest in the Class A
      -----------------------
Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 7.08.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions or trust companies in New York, New York shall be authorized or obligated by law, executive order or governmental decree to remain closed.

     "Certificate" means a Class A Certificate or a Class B Certificate.
      -----------

     "Certificate Account" means the account designated as such, established and
      -------------------
maintained pursuant to Section 5.01.

     "Certificateholder" or "Holder" means the Person in whose name a
      -----------------      ------
Certificate shall be registered in the

Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller, the Servicer, or any Person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained; provided, that the Trustee shall
                                             --------
not be liable for the inclusion in any such determination of any interest evidenced by any Class A Certificate registered in the name of any Person controlling, controlled by, or under common control with the Seller or the Servicer unless a Trustee Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith had actual knowledge that such Person so controlled, was controlled by, or was under common control with, the Seller or the Servicer, as the case may be.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate,
      -----------------
the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the Certificateholder.

     "Certificate Register" and "Certificate Registrar" mean the register
      --------------------       ---------------------
maintained and the registrar appointed pursuant to Section 7.03.

     "Class A Agent" means The Fuji Bank and Trust Company, or any successor.
      -------------

     "Class A Certificate" means any one of the Certificates executed by the
      -------------------
Trust and authenticated by the Trustee, in substantially the form set forth in Exhibit A hereto.

     "Class A Certificate Balance" shall equal, initially, the Original Class A
      ---------------------------
Certificate Balance and, thereafter, shall equal the Original Class A Certificate Balance, reduced by all amounts previously distributed to the Class A Certificateholders and allocable to principal.

     "Class A Certificate Factor" means, as of a Distribution Date, a seven-
      --------------------------
digit decimal figure equal to the Class A Certificate Balance as of the close of business on such Distribution Date divided by the Original Class A Certificate Balance.

     "Class A Distributable Amount" means, with respect to any Distribution
      ----------------------------
Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

     "Class A Interest Carryover Shortfall" means, as of the close of business
      ------------------------------------
on any Distribution Date, the excess, if any, of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding unpaid interest owed to holders of Class A Certificates from the preceding Distribution Date, plus interest on such outstanding unpaid interest amount, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but not including such current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such Distribution Date.

     "Class A Interest Distributable Amount" means, with respect to any
      -------------------------------------
Distribution Date, thirty (30) days of interest at the Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the related Collection Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Class A Percentage" means [_]%
      ------------------

     "Class A Pool Factor" means, as of any Distribution Date, a seven-digit
      -------------------
decimal figure equal to the Class A Certificate Balance as of the close of business on such Distribution Date divided by the Original Pool Balance.

     "Class A Principal Carryover Shortfall" means, as of the close of business
      -------------------------------------
on any Distribution Date, the excess, if any, of the Class A Principal Distributable Amount plus any outstanding unpaid principal owed to holders of Class A Certificates from preceding Distribution Dates over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

     "Class A Principal Distributable Amount" means, with respect to any
      --------------------------------------
Distribution Date, the Class A Percentage of the sum of: (i) the principal portion of all payments on Receivables, including prepayments of principal, received during the related Collection Period, (ii) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that became Repurchased Receivables under obligations that arose during a related Collection Period (without duplication of amounts referred to in clause (i) above) and (iii) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that became Liquidated Receivables during the related Collection Period (without duplication of amounts referred to in clauses (i) or (ii) above).

     "Class A Specified Subordination Spread Account Balance" with respect to
      ------------------------------------------------------
any Distribution Date shall be  $[_]; provided, however, that in the event that
                                      --------  -------
on any Distribution Date (i) the annualized average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Liquidated Receivables, less any Liquidation
 ----
Proceeds with respect to such Liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds [_]% or (ii) the average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent [_] days or more to the outstanding number of Receivables exceeds [_]%, then the Class A Specified Subordination Spread Account Balance for such Distribution Date shall be a dollar amount equal to (x) [_]% of the Pool Balance as of the first day of the related Collection Period minus (y) the excess of the Pool Balance over the Class A Certificate Balance both as of the opening of business of the first day of such Collection Period, but in no event shall the Class A Specified Subordination Spread Account Balance be more than $[_] or less than $[_]; and provided further, that on any
                                         -------- -------
Distribution Date on which the aggregate balance of the Class A Certificates is $[_] or less, after giving effect to the distributions on such Distribution Date, the Class A Specified Subordination Spread Account Balance shall be the greater of the balance described above or $[_].

Notwithstanding any contrary practice of the Servicer in accounting for receivables generally, if a repossessed Financed Vehicle shall remain unsold 90 days after repossession, any remaining balance of the related Receivable shall be charged off and treated as a net loss for purposes of clause (i) above, regardless of the Servicer's expectations as to collection or receipt of sale proceeds.

     "Class A Subordination Spread Account" means the account established and
      ------------------------------------
maintained pursuant to the Custody and Pledge Agreement for the benefit of the holders of the Class A Certificates.

     "Class B Certificate" means any one of the Certificates executed by the
      -------------------
Trust and authenticated by the Trustee, in substantially the form set forth in Exhibit B hereto.

     "Class B Certificate Balance" shall equal, initially, the Original Class B
      ---------------------------
Certificate Balance and, thereafter, shall equal the amount by which the Pool Balance on the last day of the related Collection Period exceeds the Class A Certificate Balance on such Distribution Date.

     "Class B Distributable Amount" means, with respect to any Distribution
      ----------------------------
Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

     "Class B Interest Carryover Shortfall" means, as of the close of business
      ------------------------------------
on any Distribution Date, the excess, if any, of the Class B Interest Distributable Amount for such Distribution Date plus any outstanding unpaid interest owed to holders of Class B Certificates from the preceding Distribution Date plus interest on such outstanding unpaid interest amount, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but not including such Distribution Date over the amount of interest that the holders of the Class B Certificates actually received on such Distribution Date.

     "Class B Interest Distributable Amount" means, with respect to any
      -------------------------------------
Distribution Date, thirty (30) days of interest at the Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the related Collection Period.

     "Class B Percentage" means [_]%.
      ------------------

     "Class B Principal Carryover Shortfall" means, as of the close of any
      -------------------------------------
Distribution Date, the excess of the Class B Principal Distributable Amount and any outstanding unpaid principal owed to holders of Class B Certificates from the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates received on such current Distribution Date.

     "Class B Principal Distributable Amount" means, with respect to any
      --------------------------------------
Distribution Date, the Class B Percentage of the sum of: (i) the principal portion of all payments on Receivables, including prepayments of principal, received during the related Collection Period, (ii) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that became Repurchased Receivables under an obligation that arose during a related Collection Period (without duplication of amounts included in clause (i) above) and (iii) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that become Liquidated Receivables during the related Collection Period (without duplication of amounts included in clauses (i) or (ii) above).

      "Class B Specified Subordination Spread Account Balance" with respect to
       ------------------------------------------------------
any Distribution Date shall be equal to $1.00 until such time as the Seller requests a rating for the Class B Certificates, at which time the Class B Specified Subordination Spread Account Balance shall be increased to the amount specified by the rating agencies requested by the Seller to rate the Class B Certificates.

     "Class B Subordination Spread Account" means the account established and
      ------------------------------------
maintained pursuant to the Custody and Pledge Agreement for the benefit of the holders of Class B Certificates.

     "Clearing Agency" means an organization registered as a "clearing agency"
      ---------------
pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial
      ---------------------------
institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Collection Account" means the account designated as such, established and
      ------------------
maintained pursuant to Section 5.01.

     "Collection Period" means, with respect to any Distribution Date, the
      -----------------
preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: 1) all applications of collections, 2) all Advances and reductions of Outstanding Advances and 3) all distributions.

     "Corporate Trust Office" means the office of the Trustee, which at the date
      ----------------------
hereof, is located at The Fuji Bank and Trust Company, Two World Trade Center, 81st Floor, New York, New York 10048 Attention: Corporate Trust Administration Department.

     "Custodian" means the party named as such in the Custody and Pledge
      ---------
Agreement.

     "Custody and Pledge Agreement" means the agreement, substantially in the
      ----------------------------
form attached hereto as Exhibit E.

     "Cutoff Date" shall be October 1, 1997.
      -----------

     "Damages" shall have the meaning specified in Section 9.02.
      -------

     "Dealer" means the dealer who sold a Financed Vehicle and who originated
      ------
and assigned the respective Receivable to Nissan Motor Acceptance Corporation under an existing agreement between such dealer and Nissan Motor Acceptance Corporation.

     "Dealer Recourse" means, with respect to a Receivable, all recourse rights
      ---------------
against the Dealer which originated the Receivable and any successor Dealer.

     "Definitive Certificates" shall have the meaning specified in Section 7.08.
      -----------------------

     "Delivery" when used with respect to Subordination Spread Account Property
      --------
means:

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Custodian by physical delivery to the Custodian indorsed to, or registered in the name of, the Custodian or indorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security to the Custodian or by delivery of such certificated security to a financial intermediary indorsed to, or registered in the name of, the Custodian or indorsed in blank (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Custodian or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Subordination Spread Account Property to the Custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Custodian of the purchase by the Custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Custodian and indicating that such financial intermediary holds such Subordination Spread Account Property solely as agent for the Custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Subordination Spread Account Property to the Custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

     (c) with respect to any item of Subordination Spread Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Custodian of such uncertificated security and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Custodian.

     "Depository Agreement" means the agreement between the Seller, the
      --------------------
Custodian and the initial Clearing Agency, dated as of the date of the Agreement, substantially in the form attached hereto as Exhibit C.

     "Determination Date" means the tenth calendar day of each calendar month,
      ------------------
or if such tenth day is not a Business Day, the next succeeding Business Day.

     "Distribution Date" means, for each Collection Period, the 15th day of the
      -----------------
following month, or if the 15th day is not a Business Day, the next following Business Day, commencing with November 17, 1997.

     "Eligible Investments" mean book entry securities, negotiable instruments
      --------------------
or securities represented by instruments in bearer or registered form which evidence;

               (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

               (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or
                       --------  -------
          contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the rating agencies then rating the Certificates in the highest investment category granted thereby;

               (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies then rating the Certificates in the highest investment category granted thereby;

               (d) investments in money market funds having a rating from each of the rating agencies then rating the Certificates in the highest investment category granted thereby (including funds for which the Trustee or any of its affiliates is investment manager or advisor);

               (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

               (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

               (g) repurchase obligations with respect to any security or whole loan, entered into with (a) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be A-1 or higher in the case of Standard & Poor's Ratings Services) (such depository institution or trust company being referred to in this definition as a "financial institution"), (b) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, as amended (a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's Investors Service, Inc. and at least A-1 by Standard & Poor's Ratings Services at the time of entering into such repurchase obligation (a "rated broker/dealer"), (c) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's Investors Service, Inc. and at least A-1 by Standard & Poor's Ratings Services at the time of entering into such repurchase obligation (a "Rated Holding Company") or (d) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

                    (A) the aggregate amount of funds invested in repurchase
               obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the unsecured short-term ratings of Standard & Poor's Ratings Services are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the outstanding Pool Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's Ratings Services rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                    (B) in the case of the Subordination Spread Accounts and the
               Yield Supplement Reserve Account, the rating from Standard & Poor's Ratings Services in respect of the unsecured short term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

                    (C) the repurchase obligation must mature within 30 days of the date on which the Trustee, the Custodian or the Class A Agent, as applicable, enters into such repurchase obligation;

                    (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

                    (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee, the Custodian or the Class A Agent, as applicable;

                    (F) the repurchase obligation shall require that the
               collateral subject thereto shall be marked to market daily;

                    (G) in the case of a repurchase obligation of a Guaranteed
               Counterparty, the following conditions shall also be satisfied:

                         (i) the Trustee, the Custodian or the Class A Agent, as
                    applicable, shall have received an Opinion of Counsel to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles:

                         (ii) the Trustee, the Custodian or the Class A Agent,
                    as applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                         (iii) the only conditions to the obligation of such
                    Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Trustee, the Custodian or the Class A Agent, as applicable, shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                         (iv) the guarantee of the Rated Holding Company shall
                    be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                         (v) each of the rating agencies then rating the
                    Certificates has confirmed in writing to the Trustee, the Custodian or the Class A Agent, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Certificates

               ; and

                    (H) the repurchase obligation shall require that the
               repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfactory portion of the repurchase obligation; and

               (h) any other investment with respect to which the Servicer has received written notification from the rating agencies then rating the Certificates that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Certificates.

          "Event of Default" means an event specified in Section 10.01.
           ----------------

          "Excess Amounts" means, with respect to each Distribution Date, all
           --------------
interest collections on or in respect of the Receivables on deposit in the Certificate Account in respect of such Distribution Date, after making the distributions to the Servicer and the Certificateholders pursuant to Section 5.06(c).

          "Final Scheduled Distribution Date" shall be [_].
           ---------------------------------

          "Financed Vehicle" means a new or used automobile or light truck,
           ----------------
together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

          "High-Yield Receivable" means a Receivable that bears interest at a
           ---------------------
rate which is greater than the sum of the Pass-Through Rate and the Servicing Rate.

          "Lien" means a security interest, lien, charge, pledge, equity or
           ----
encumbrance of any kind other than (in the case of a Financed Vehicle) tax liens, mechanics' liens and any liens which attach to the Financed Vehicle by operation of law.

          "Liquidated Receivable" means a Receivable which, by its terms, is
           ---------------------
delinquent more than 120 days or, with respect to Receivables that are delinquent less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the Financed Vehicle.

          "Liquidation Proceeds" means the monies collected from whatever
           --------------------
source, during the respective Collection Period, on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor, plus any amounts required by law to be remitted to the Obligor.

          "Monthly Remittance Condition" has the meaning assigned to such term
           ----------------------------
in Section 5.02 hereof.

          "NMAC" means Nissan Motor Acceptance Corporation, and its successors,
           ----
in its individual capacity and not as Servicer.

          "Obligor" on a Receivable means the purchaser or co-purchasers of the
           -------
Financed Vehicle or any other Person who owes payments under the Receivable (not including any Dealer in respect of Dealer Recourse).

          "Officer's Certificate" means a certificate signed by the chairman of
           ---------------------
the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as appropriate.

          "Opinion of Counsel" means a written opinion of counsel who may but
           ------------------
need not be counsel to the Seller or Servicer, and who shall be acceptable to the Trustee.

          "Optional Purchase Percentage" shall be 10%.
           ----------------------------

          "Original Class A Certificate Balance" is $[_].
           ------------------------------------

          "Original Class B Certificate Balance" is $[_].
           ------------------------------------

          "Original Pool Balance" is $868,465,033.86.
           ---------------------

          "Outstanding Advances" on a Receivable means the sum, as of the close
           --------------------
of business on the last day of a Collection Period, of all Advances as reduced by payments made as specified in Section 5.04(a) with respect to such Receivable.

          "Pass-Through Rate" is [_]% per annum.
           -----------------

          "Person" means any individual, corporation, estate, partnership, joint
           ------
venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Balance" as of the close of business on the last day of a
           ------------
Collection Period means the aggregate Principal Balance of the Receivables (excluding Repurchased Receivables and Liquidated Receivables) as of the close of business on the last day of a Collection Period; provided, however, that
                                                    --------  -------
where the Pool Balance is relevant in determining whether the requisite percentage of Class A Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any Class A Certificate registered in the name of the Seller, the Servicer or any Person controlling, controlled by, or under common control with the Seller or the Servicer.

          "Pool Factor" as of the last day of a Collection Period means a seven-
           -----------
digit decimal figure equal to the Pool Balance divided by the Original Pool Balance.

          "Principal Balance" of a Receivable, as of any date of determination,
           -----------------
means the Amount Financed minus the sum of (i) all payments on such Receivable attributable to principal, (ii) any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Repurchase Amount with respect to the Receivable allocable to principal and (iv) any Liquidation Proceeds to the extent allocable to principal.

          "Purchase Agreement" is the agreement dated as of   October 1, 1997,
           ------------------
relating to the purchase by the Seller from Nissan Motor Acceptance Corporation of the Receivables.

          "Receivable" means any retail installment sale contract which appears
           ----------
on Schedule A to the Agreement (which Schedule A may be in the form of microfiche) and which has not been released by the Trustee from the Trust.

          "Receivable Files" means the documents specified in Section 3.03.
           ----------------

          "Record Date" means the fourteenth day of the current calendar month
           -----------
or, if Definitive Certificates are issued, the last day of the Collection Period preceding the related Distribution Date.

          "Repurchase Amount" for any Repurchased Receivable as of the close of
           -----------------
any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor's payment in such Collection Period, at the APR, after giving effect to the receipt of monies collected (from whatever source other than Advances) on such Repurchased Receivable, if any, in such Collection Period.

          "Repurchased Receivable" means a Receivable purchased as of the close
           ----------------------
of business on the last day of the respective Collection Period by the Servicer pursuant to Section 4.07 or 12.02 or by the Seller pursuant to Section 3.02.

          "Required Deposit Rating," for so long as the Certificates shall be
           -----------------------
outstanding, shall be a rating on (i) short-term unsecured debt obligations of P-1 by Moody's Investors Service, Inc. and (ii) short-term unsecured debt obligations of A-1+ by Standard & Poor's Ratings Services; and any requirement that short-term unsecured debt obligations have the "Required Deposit Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

          "Residual Certificate" has the meaning assigned to such term in
           --------------------
Section 7.01 hereof.

          "Scheduled Payment" on a Receivable means the payment required to be
           -----------------
made by the Obligor during each Collection Period, which is sufficient to amortize the Principal Balance under the Simple Interest Method over the term of the Receivable and to provide interest at the APR.

          "Seller" means Nissan Auto Receivables Corporation as the seller of
           ------
the Receivables under the Agreement, and each successor to Nissan Auto Receivables Corporation (in the same capacity) pursuant to Section 8.03.

          "Servicer" means Nissan Motor Acceptance Corporation as the servicer
           --------
of the Receivables, and each successor to Nissan Motor Acceptance Corporation (in the same capacity) pursuant to Section 9.03 or 10.02.

          "Servicer Fees" means the sum of the Servicing Fee and the
           -------------
Supplemental Servicing Fee.

          "Servicer's Certificate" means a certificate completed and executed on
           ----------------------
behalf of the Servicer by any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller of the Servicer pursuant to Section 4.09.

          "Servicing Fee" means, with respect to a Collection Period, the fee
           -------------
payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Rate multiplied by the Pool Balance as of the first day of such Collection Period.

          "Servicing Rate" means 1.00% per annum.
           --------------

          "Simple Interest Method" means the method of allocating a fixed level
           ----------------------
payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance, multiplied by the quotient obtained by calculating the period of time elapsed since the preceding payment of interest was made and dividing such period of time by 365.

          "Simple Interest Receivable" means any Receivable under which the
           --------------------------
portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

          "State" means any state or commonwealth of the United States of
           -----
America or the District of Columbia.

          "Subordination Initial Deposit" is $[_].
           -----------------------------

          "Subordination Spread Account Property" has the meaning set forth in
           -------------------------------------
the Custody and Pledge Agreement.

          "Subordination Spread Accounts" means the Class A Subordination Spread
           -----------------------------
Account and the Class B Subordination Spread Account.

          "Supplemental Servicing Fee" means the fee payable to the Servicer for
           --------------------------
certain services rendered during a Collection Period, determined pursuant to and defined in Section 4.08.

          "Total Available Amount" shall mean, for each Distribution Date, the
           ----------------------
sum of the Available Interest and the Available Principal.

          "Trust" means the Nissan Auto Receivables 1997-A Grantor Trust created
           -----
hereunder, the estate of which shall consist of the Receivables (other than Repurchased Receivables for which the Servicer or the Seller has paid the Repurchase Amount in accordance with Section 4.07 or 3.02, as the case may be), and all monies paid thereon, and all monies accrued thereon (other than amounts accrued thereon as interest on a High-Yield Receivable in excess of the Pass-Through Rate and the Servicing Rate, which interest shall not be transferred to the Trust but instead shall be distributed by the Servicer to the Seller and simultaneously contributed by the Seller to the Servicer for inclusion in the Collection Account pursuant to Section 5.02), on or after the Cutoff Date; security interests in the Financed Vehicles and any accessions thereto; funds deposited in the Collection Account and the Certificate Account; any property (including the right to receive Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trustee; proceeds from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; any Dealer Recourse; all right, title and interest of the Seller in and to the Purchase Agreement, the Yield Supplement Agreement and the Custody and Pledge Agreement; certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and the proceeds of any and all of the foregoing.

          "Trustee" means the Person acting as Trustee under the Agreement
           -------
(which initially shall be The Fuji Bank and Trust Company), its successor in interest, and any successor trustee appointed pursuant to Section 11.11.

          "Trustee Officer" means the chairman or vice-chairman of the board of
           ---------------
directors, the chairman or
vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller, or any other officer or administrator of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee's Certificate" means a certificate completed and executed on
           ---------------------
behalf of the Trustee by a Trustee Officer pursuant to Section 11.02, substantially in the form of, in the case of assignment to the Seller, Exhibit D-1 and, in the case of an assignment to the Servicer, Exhibit D-2.

          "UCC" means the Uniform Commercial Code as in effect in the respective
           ---
jurisdiction.

          "Yield Supplement Agreement" means the agreement, substantially in the
           --------------------------
form attached hereto as Exhibit F.

          "Yield Supplement Amount" has the meaning set forth in the Yield
           -----------------------
Supplement Agreement.

          "Yield Supplement Reserve Account" shall have the meaning specified in
           --------------------------------
Section 6.01.

          SECTION 1.02.  USAGE OF TERMS.  With respect to all terms in the
                         --------------
Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

          SECTION 1.03.  CUTOFF DATE AND RECORD DATE.  All references to the
                         ---------------------------
Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

          SECTION 1.04.  SECTION REFERENCES.  All section references shall be to
                         ------------------
Sections in this Agreement.

                                  ARTICLE II.

                                   THE TRUST

          SECTION 2.01.  CREATION OF TRUST.  Upon the execu tion of this
                         -----------------
Agreement by the parties hereto, there is hereby created the Trust.

          SECTION 2.02.  CONVEYANCE OF RECEIVABLES.  In con sideration of the
                         -------------------------
Trustee's delivery to, or upon the order of, the Seller of Certificates in an aggregate amount equal to the Original Pool Balance, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificate holders, without recourse (subject to the obligations herein):

             (i) all right, title, and interest of the Seller in and to the Receivables listed in Schedule A hereto and all monies paid thereon, on or after the Cutoff Date;

             (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any accessions thereto;

             (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors;

             (iv) all right, title and interest of the Seller in and to the Purchase Agreement, including the right of the Seller to cause Nissan Motor Acceptance Corporation to repurchase Receivables from the Seller under certain circumstances;

             (v) the interest of the Seller in Dealer Recourse;

             (vi) the interest of the Seller in certain rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date;

             (vii) all right, title and interest of the Seller under the Yield Supplement Agreement and the Custody and Pledge Agreement; and

             (viii)  the proceeds of any and all of the foregoing.

          SECTION 2.03.  ACCEPTANCE BY TRUSTEE.  The Trustee does hereby accept
                         ---------------------
all consideration conveyed by the Seller pursuant to Section 2.02, and declares that the Trustee shall hold such consideration upon the trust herein set forth for the benefit of all present and future Certificate Owners, subject to the terms and provisions of this Agreement.


                                  ARTICLE III.

                                THE RECEIVABLES

          SECTION 3.01.  REPRESENTATIONS AND WARRANTIES OF SELLER.  The Seller
                         ----------------------------------------
makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Trust in accordance with the terms hereof:

             (i) Characteristics of Receivables.  Each Receivable (a) has been
                 ------------------------------
     originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been purchased by the Seller from NMAC pursuant to the Purchase Agreement, which in turn has purchased such Receivables from such Dealer under an existing dealer agreement with NMAC, and has been validly assigned by such Dealer to NMAC, which in turn has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller in accordance with its terms, (b) created a valid, subsisting and enforceable first priority security interest in favor of NMAC in the Financed Vehicle, which security interest has been assigned pursuant to the Purchase Agreement by NMAC to the Seller, which in turn has been assigned by the Seller to the Trustee in accordance with the terms hereof, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (d) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 60 months and yield interest at the Annual Percentage Rate.

             (ii) Schedule of Receivables. The information set forth in Schedule
                  -----------------------
     A to the Agreement was true and correct in all material respects as of the opening of business on the Cutoff Date; the Receivables were selected at random from NMAC's retail installment sale contracts meeting the criteria of the Trust set forth in this Agreement; and no selection procedures believed to be adverse to the Certificateholders were utilized in selecting the Receivables.

             (iii) Compliance with Law.  Each Receivable and the sale
                   -------------------
     of the Financed Vehicle complied at the time it was originated or made and at the execution of the Agreement complies in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Soldiers and Sailors Civil Relief Act of 1940, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, State "Lemon Laws" designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.

             (iv) Binding Obligation.  Each Receivable represents the genuine,
                  ------------------
     legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

             (v) Security Interest in Financed Vehicle.  (a) Immediately prior
                 -------------------------------------
     to the sale, assignment and transfer thereof to the Trust, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of NMAC as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of NMAC as secured party and (b) as of the Cutoff Date, according to the records of NMAC, no Financed Vehicle has been repossessed and not reinstated.

             (vi) Receivables in Force.  No Receivable has been satisfied,
                  --------------------
     subordinated or rescinded, nor has any

     Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

             (vii)  No Waiver.  No provision of a Receivable has been waived.
                    ---------

             (viii)  No Defenses.  No Receivable is subject to any right of
                     -----------
     rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

             (ix) No Liens.  To the Seller's knowledge, no liens have been filed
                  --------
     for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

             (x) No Default.  Except for payment defaults continuing for a
                 ----------
     period of not more than 29 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller shall not waive any of the foregoing except as otherwise permitted hereunder.

             (xi) Insurance.  NMAC, in accordance with its customary procedures,
                  ---------
     has determined that the Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Obligor is required under the terms of its Receivable to maintain such insurance.

             (xii)  Title.  It is the intention of the Seller that the transfer
                    -----
     and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others and no offsets, defenses or counterclaims against it had been asserted or threatened and, immediately upon the transfer thereof, the Trustee, for the benefit of the Certificateholders, shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others and no offsets, defenses or counterclaims against it have been asserted or threatened; and the transfer has been perfected under the UCC.

             (xiii)  Lawful Assignment.  No Receivable has been originated in,
                     -----------------
     or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under the Agreement or pursuant to transfers of the Certificates are unlawful, void or voidable.

             (xiv)  All Filings Made.  All filings (including, without
                    ----------------
     limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership interest in the Receivables have been made.

             (xv) Chattel Paper.  Each Receivable constitutes "chattel paper" as
                  -------------
     defined in the UCC.

             (xvi)  Simple Interest Receivables.  All of the Receivables are
                    ---------------------------
     Simple Interest Receivables.

             (xvii)  One Original.  There is only one original executed copy of
                     ------------
     each Receivable.

             (xviii)  No Amendments.  No Receivable has been amended such that
                      -------------
     the amount of the Obligor's Scheduled Payments has been increased.

             (xix)  APR.  The Annual Percentage Rate of each Receivable equals
                    ---
     or exceeds 5.0%.

             (xx) Maturity.  As of the Cutoff Date, each Receivable had a
                  --------
     remaining term to maturity of not less than three months and not greater than 57 months.

             (xxi)  Balance.  Each Receivable had an original Principal Balance
                    -------
     of not more than $50,000 and, as of the Cutoff Date, had a principal balance of not less than $298.74 and not more than $47,421.00.

             (xxii)  Delinquency.  No Receivable was more than 29 days past due
                     -----------
     as of the Cutoff Date and no Receivable has been extended by more than two months.

             (xxiii)  Bankruptcy.  No Obligor was the subject of a bankruptcy
                      ----------
     proceeding (according to the records of NMAC) as of the Cutoff Date.

             (xxiv)  Transfer.  Each Receivable prohibits the sale or transfer
                     --------
     of the Financed Vehicle without the consent of NMAC.

             (xxv)  New and Used Vehicles.  Each Financed Vehicle was a new or
                    ---------------------
     used automobile or light truck at the time the related Obligor executed the retail installment sale contract.

             (xxvi)  Origination.  Each Receivable has an origina tion date on
                     -----------
     or after September 12, 1992.

             (xxvii)  Maturity of Receivables.  Each Receivable provides for
                      -----------------------
     level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than 60 months.

             (xxviii)  Location of Receivable Files.  The Receivable Files shall
                       ----------------------------
     be kept at one or more of the locations listed in Schedule B hereto.

             (xxix)  Rating Agencies.  The rating agencies rating the Class A
                     ---------------
     Certificates are Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

             (xxx)  Forced-Placed Insurance Premiums.  No contract relating to
                    --------------------------------
     any Receivable has had forced-placed insurance premiums added to the amount financed.

             (xxxi)  No Fraud or Misrepresentation.  To the best knowledge of
                     ------------------------------
     the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.

          SECTION 3.02.  REPURCHASE UPON BREACH.  The Seller, the Servicer or
                         ----------------------
the Trustee, as the case may be, shall inform the other parties to the Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties pursuant to Section 3.01. Unless the breach shall have been cured by the last day of the second Collection Period following the discovery, the Seller shall be obligated (whether or not such breach was known to the Seller on the Closing Date (as defined in the Purchase Agreement)), and the Trustee shall enforce the obligation of the Seller under this Agreement, and, if necessary, the Seller shall enforce the obligation of NMAC under the Purchase Agreement, to repurchase any Receivable materially and adversely affected by the breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following such discovery). A breach of the representation in Section 3.01(i)(d), (xx) or (xxi) shall be deemed to affect materially and adversely the interest of Certificateholders. In consideration of the purchase of the Receivables, the Seller shall remit the Repurchase Amount in the manner specified in Section 5.05. For purposes of this Section 3.02, the Repurchase Amount of a Receivable which is not consistent with the Seller's warranty pursuant to Section 3.01(i)(d) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein to the date of repurchase. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 3.01 shall be to require the Seller to repurchase Receivables pursuant to this Section 3.02 or to enforce the obligation of NMAC to the Seller to repurchase such Receivables pursuant to the Purchase Agreement.

          SECTION 3.03.  CUSTODY OF RECEIVABLE FILES.  To assure uniform quality
                         ---------------------------
in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

          (i) The original of the Receivable (or an image thereof that the Servicer shall keep on file in accordance with its customary procedures) fully executed by the Obligor;

         (ii) The original credit application fully executed by the Obligor (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures);

        (iii) The original certificate of title or a photocopy or other image thereof or such documents that the Servicer or NMAC shall keep on file, in accordance with its customary procedures, evidencing the security interest of NMAC in the Financed Vehicle; and

         (iv) Any and all other documents that NMAC or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

          SECTION 3.04.  DUTIES OF SERVICER AS CUSTODIAN.
                         -------------------------------

          (i)  Safekeeping.  The Servicer shall hold the Receivable Files on
               -----------
behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with the Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under the Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

          (ii)  Maintenance of and Access to Records.  The Servicer shall
                ------------------------------------
maintain each Receivable File at one of its offices specified in Schedule B to the Agreement, or at such other office as shall be specified to the Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Trustee shall instruct.

          SECTION 3.05.  INSTRUCTIONS; AUTHORITY TO ACT.  All instructions from
                         ------------------------------
the Trustee shall be in writing and signed by a Trustee Officer, and the Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

          SECTION 3.06.  CUSTODIAN'S INDEMNIFICATION.  The Servicer, as
                         ---------------------------
custodian, shall indemnify the Trustee for any
and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer, as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable for
                  --------  -------
any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee.

          SECTION 3.07.  EFFECTIVE PERIOD AND TERMINATION.  The Servicer's
                         --------------------------------
appointment as custodian pursuant to Section 3.03 shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.07. If Nissan Motor Acceptance Corporation shall resign as Servicer in accordance with the provisions of the Agreement or if all of the rights and obligations of the Servicer shall have been terminated under
Section 10.01, the appointment of the Servicer as custodian may be terminated by the Trustee, or by the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under
Section 10.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.


                                  ARTICLE IV.

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

          SECTION 4.01.  DUTIES OF SERVICER.  The Servicer shall manage,
                         ------------------
service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. Except with respect to Liquidated Receivables or Repurchased Receivables, the Servicer shall not change the amount of or reschedule the due date of any Scheduled Payment, change the Annual Percentage Rate of, or extend any Receivable except as provided herein or change any material term of a Receivable; provided, however, that if a default, breach, violation, delinquency
            --------  -------
or event permitting acceleration under the terms of any Receivable shall have occurred or, in the judgment of the Servicer, is imminent, the Servicer may (i) extend such Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable new or used automobile or light truck receivables that it services for itself, if (a) the final scheduled payment date of such Receivable as extended would not be later than the Collection Period preceding the Final Scheduled Distribution Date and (b) the rescheduling or extension would not modify the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable for federal income tax purposes; or (ii) reduce an Obligor's monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in payment terms to the extent required by law. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending remittance advices to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and making Advances pursuant to Section 5.04. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of a Receivable other than a Repurchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

          SECTION 4.02.  COLLECTION OF RECEIVABLE PAYMENTS.  The Servicer shall
                         ---------------------------------
make reasonable efforts to collect all payments called for under the terms and provisions of such Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

          SECTION 4.03.  REALIZATION UPON RECEIVABLES.  On behalf of the Trust,
                         ----------------------------
the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

          SECTION 4.04.  PHYSICAL DAMAGE INSURANCE.  The Servicer, in accordance
                         -------------------------
with its customary servicing procedures, shall determine that each Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle as of the execution of the Receivable.

          SECTION 4.05.  MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES.
                         ------------------------------------------------------
The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

          SECTION 4.06.  COVENANTS OF SERVICER.  (a)  The Servicer shall not
                         ---------------------
release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Certificateholders in the Receivables, nor shall the Servicer change the Annual Percentage Rate with respect to any Receivable.

          (b) The Servicer shall not modify the number of payments under a Receivable, nor increase the Amount Financed under a Receivable, nor extend or forgive payments on a Receivable, except as specifically provided in Section
4.01. If the Servicer shall determine not to make an Advance related to delinquency or non-payment of any Receivable pursuant to Section 5.04 because it determines that such Advance would not be recoverable from subsequent collections on such Receivable or from subsequent payments of the Servicing Fee, such Receivable shall be designated by the Servicer to be a Liquidated Receivable, provided that such Receivable otherwise meets the definition of a Liquidated Receivable. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the Collection Period preceding the Final Scheduled Distribution Date.

          SECTION 4.07.  REPURCHASE OF RECEIVABLES UPON BREACH.  The Servicer or
                         -------------------------------------
the Trustee shall inform the other party promptly, in writing, upon the discovery of any breach pursuant to the second sentence of Section 4.01 or
Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first Collection Period following such discovery), the Servicer shall (whether or not such breach was known to the Servicer on the Closing Date (as defined in the Purchase Agreement)) purchase any Receivable materially and adversely affected by such breach (which shall include any Receivable as to which a breach of Section 4.06 has occurred). In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount in the manner specified in Section 5.05. For the purposes of this Section 4.07, the Repurchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances of the Receivable. The sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach pursuant to the second sentence of
Section 4.01 or Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.07.

          SECTION 4.08.  SERVICER FEE.  As additional servicing compensation,
                         ------------
the Servicer shall be entitled to an amount equal to any interest earned on the amounts deposited in the Collection Account and the Certificate Account or earned on funds held by the Servicer pending deposit therein during such Collection Period, plus all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables during such Collection Period (the "Supplemental Servicing Fee"). The Servicer also shall be entitled to the Servicing Fee, as provided herein.

          SECTION 4.09.  SERVICER'S CERTIFICATE.  (a)  On or before the tenth
                         ----------------------
day of each month (or, if such tenth day is not a Business Day, then on the next succeeding Business Day), the Servicer shall deliver to (i) the Trustee (with a copy to each of the rating agencies requested to provide a rating on the Class A Certificates or, if applicable, the Class B Certificates), (ii) for so long as the Custody and Pledge Agreement is in existence, to the Custodian, and (iii) if any Class B Certificate is held by a Person other than the Seller or any Person controlling, controlled by or under common control with the Seller, to such Class B Certificateholder, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Section 5.06 (including the amount of the aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer, if any, and the aggregate Repurchase Amount of Receivables to be purchased by the Seller or the Servicer) for the Collection Period preceding the date of such Servicer's Certificate, all information necessary for the Trustee to send statements to Certificateholders pursuant to
Section 5.09 and, for so long as there is a related Custody and Pledge Agreement in existence, all information necessary for the Custodian to determine the amounts necessary to be deposited in the Subordination Spread Accounts and the amount that may be released to the Seller. Receivables purchased or to be purchased by the Servicer or the Seller shall be identified by the Servicer by the Seller's account number with respect to such Receivable (as specified in Schedule A of the Agreement).

          (b) On or before the seventh Business Day of each month, but in no event later than the tenth calendar day of such month, the Servicer shall deliver to the underwriters of the Class A Certificates and, if any Class B Certificate is held by a Person other than the Seller or any Person controlling, controlled by or under common control with the Seller, to such Class B Certificateholder, the Class A Certificate Factor as of the close of business on the Distribution Date occurring in such month.

          SECTION 4.10.  ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.
                         ----------------------------------------------------
(a) The Servicer shall deliver to the Trustee and to each of the rating agencies requested by the Seller or an affiliate to provide a rating on the Class A Certificates or the Class B Certificates which is then rating the Class A Certificates or the Class B Certificates, as the case may be, on or before June 30th of each year beginning June 30, 1998, an Officer's Certificate, dated as of March 31 of such calendar year (or with respect to the initial certificate, from the initial issuance of Certificates hereunder to March 31,
1998), stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under the Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such twelve-month (or shorter) period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such Officer's Certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          (b) The Servicer shall deliver to the Trustee and to each of the rating agencies requested by the Seller or an affiliate to provide a rating on the Class A Certificates or the Class B Certificates which is then rating the Class A Certificates or the Class B Certificates, as the case may be, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 10.01. The Seller shall deliver to the Trustee and to each of such rating agencies then rating such Certificates, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (ii) of Section 10.01 (a) or of any lowering of the rating described in clause (ii) of the fifth sentence of
Section 5.02.

          SECTION 4.11.  ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S
                         ------------------------------------------------
REPORT. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Seller, to deliver to the Trustee and each of the rating agencies then rating the Class A Certificates or the Class B Certificates on or before June 30 of each year beginning June 30, 1998 with respect to the prior twelve months ended on March 31 of such year (or with respect to the initial reports, the initial issuance of Certificates hereunder to March 31, 1998) the following reports: (a) a report that such firm has audited the consolidated financial statements of the Servicer in accordance with generally accepted auditing standards, that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants ("AICPA"), and expressing such firm's opinion thereon; and (b) a report indicating that such firm has examined, in accordance with standards established by the AICPA, management's assertion about the Servicer's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for
                                          --------------------------------------
Mortgage Bankers (USAP) as such standards relate to automobile and light truck
----------------
loans serviced for others, and expressing such firm's opinion on such management assertion (the "Annual USAP Report"). Upon the request of a Certificate Owner, the Trustee shall promptly provide such Certificate Owner with a copy of such Annual USAP Report. For all purposes of the Agreement, the Trustee may rely on the representation of any Person that it is a Certificate Owner.

          SECTION 4.12.  ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION
                         -----------------------------------------------
REGARDING RECEIVABLES.  The Servicer shall provide to the Certificateholders
---------------------
access to the Receivables Files in such cases where the Certificateholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Agreement shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12.

          SECTION 4.13.  SERVICER EXPENSES.  The Servicer shall be required to
                         -----------------
pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and the Trustee, taxes imposed on the Servicer, data processing costs and expenses incurred in connection with distributions and reports to Certificateholders.


                                  ARTICLE V.

                 DISTRIBUTIONS; SUBORDINATION SPREAD ACCOUNTS;

                       STATEMENTS TO CERTIFICATEHOLDERS

          SECTION 5.01.  ACCOUNTS.  The Servicer shall establish the Collection
                         --------
Account and the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. Each of the Collection Account and the Certificate Account shall be a segregated trust account initially established with the Trustee and maintained with the Trustee so long as (i) the deposits of the Trustee have the Required Deposit Rating or (ii) the Collection Account or the Certificate Account, as the case may be, is maintained in a segregated trust account in the trust department of the Trustee; provided, however, that all
                                                --------  -------
amounts held in the Collection Account and Certificate Account shall, to the extent permitted by applicable laws, rules and regulations and as directed by the Servicer, be invested by the Trustee in Eligible Investments and such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required distributions on the Distribution Date. Servicer hereby certifies that any such investment directed by it pursuant to this
Section is authorized by this Section. Should the short-term unsecured debt obligations of the Trustee no longer have the Required Deposit Rating then, unless the Collection Account and the Certificate Account are maintained in segregated trust accounts in the trust department of the Trustee, the Servicer shall, with the Trustee's assistance as necessary and within ten Business Days of receipt of notice from the Trustee that the Trustee no longer has the Required Deposit Rating, cause the Collection Account and the Certificate Account (i) to be moved to segregated trust accounts in a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating or (ii) to be moved to the trust department of the Trustee. Earnings on investments of funds in the Collection Account and the Certificate Account shall be paid to the Servicer.

          SECTION 5.02.  COLLECTIONS.  The Servicer shall remit to the
                         -----------
Collection Account (i) all payments by or on behalf of the Obligors (excluding payments on Repurchased Receivables) and (ii) all Liquidation Proceeds, not later than the first Business Day after receipt. Prior to each Distribution Date, for so long as the Custody and Pledge Agreement or any similar agreement is in existence, the Servicer shall notify the Custodian that it will be required to remit to the Collection Account from the (A) Class A Subordination Spread Account the lesser of (i) the amount of the Class A Subordination Spread Account and (ii) the amounts, if any, required to be distributed to Class A Certificateholders from the Class A Subordination Spread

Account pursuant to Sections 5.06(c)(ii) and (iii) hereof and (B) Class B Subordination Spread Account the lesser of (i) the amount of the Class B Subordination Spread Account and (ii) the amounts, if any, required to be distributed to Class B Certificateholders, from the Class B Subordination Spread Account pursuant to Sections 5.06(c)(iv) and (v) hereof and not otherwise distributable to the Class A Subordination Spread Account. The Servicer shall be entitled to withhold, however, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, as the case may be, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Nissan Motor Acceptance Corporation, so long as it is acting as the Servicer, may make remittances of collections on a less frequent basis than that specified in the first sentence of this paragraph. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section
5.02 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this
Section 5.02, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the Business Day prior to the related Distribution Date but only for so long as (i) Nissan Motor Acceptance Corporation is the Servicer, (ii) the rating of the Servicer's short-term unsecured debt obligations is at least P-1 by Moody's Investors Service, Inc. and the rating of the Servicer's (or, if the Servicer then has no short-term rating from Standard & Poor's Ratings Services, Nissan Capital of America, Inc.'s) short-term unsecured debt obligations is at least A-1 by Standard & Poor's Ratings Services and (iii) no Event of Default shall have occurred (each a "Monthly Remittance Condition"); except that the requirement in clause (ii) above shall not apply if the Class A Certificates are not then outstanding and the Class B Certificates do not have an investment grade rating. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Trustee written confirmation from each rating agency which has an outstanding rating on the Class A Certificates or the Class B Certificates and was requested by the Seller or an affiliate to rate such Certificates that such alternative remittance schedule will not result in the downgrading or withdrawal by such rating agency of the ratings then assigned to such Certificates. The Trustee shall not be deemed to have knowledge of any event or circumstance under clause
(iii) of the definition
of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance or a Trustee Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made by Persons other than the Servicer or by other means.

          SECTION 5.03.  APPLICATION OF COLLECTIONS.   Collections with respect
                         --------------------------
to a Receivable made during a Collection Period shall be applied first to interest accrued to date, second to principal until the Principal Balance is brought current, third to reduce the unpaid late charges (if any) as provided in such Receivable and finally to prepay principal on such Receivable.

          SECTION 5.04.  ADVANCES.  (a)  The Servicer shall make a payment with
                         --------
respect to each Receivable (other than a Liquidated Receivable) equal to the excess if any, of (x) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and its APR (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payments of the Repurchase Amount during such Collection Period. The Servicer will be obligated to make an Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, shall determine that the Advance (other than an Advance in respect of an interest shortfall arising from the prepayment of a Receivable) shall be recoverable from subsequent collections or recoveries on any Receivable. With respect to each Receivable, the Advance shall increase Outstanding Advances. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than 12:00 noon, New York time, on the Business Day immediately preceding the related Distribution Date. The Servicer may elect not to make any Advance (other than an Advance in respect of an interest shortfall arising from the prepayment of a Receivable) with respect to a Receivable to the extent that the Servicer, in its sole discretion, shall determine that such Advance is not recoverable from subsequent payments on such Receivable or from subsequent payments of the Servicing Fee. To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer pursuant to Section 5.06(a); provided, however,
                                                         --------  -------
that, notwithstanding anything else herein, the Servicer shall not be reimbursed for any amounts representing an Advance, or any portion thereof, made in respect of an interest shortfall arising from the prepayment of a Receivable.

          (b) In the event that a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest from the current Collection Period) shall, up to the amount of aggregate Advances previously made in respect of such Receivable and to the extent not previously reimbursed pursuant to the last sentence of (a) above, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such Advances.

          SECTION 5.05.  ADDITIONAL DEPOSITS.  The Servicer shall deposit in the
                         -------------------
Collection Account the aggregate Advances pursuant to Section 5.04(a). The Servicer and the Seller shall deposit in the Collection Account the aggregate Repurchase Amount with respect to Repurchased Receivables and the Servicer shall deposit therein all amounts to be paid under Sections 12.02, 3.02 and 4.07. All such deposits with respect to a Collection Period shall be made, in immediately available funds, by 5:00 p.m., New York time, on the Business Day immediately preceding the Distribution Date related to such Collection Period.

          SECTION 5.06.  DISTRIBUTIONS.  (a)  On each Distribution Date, the
                         -------------
Trustee shall cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

          (i) From the Collection Account to the Certificate Account, in immediately available funds, the entire amount then on deposit in the Collection Account; provided, however, that in the event that the Servicer
                         --------  -------
     is required to make deposits to the Collection Account on a daily basis pursuant to Section 5.02, the amount of the funds transferred from the Collection Account to the Certificate Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

         (ii) From the Certificate Account to the Servicer, in immediately available funds, from amounts on deposit and allocable to interest, the amount payable pursuant to Section 5.04 in repayment of Outstanding Advances pursuant to Section 5.04.

          (b) The Servicer shall calculate on each Determination Date the Total Available Amount, the Available Interest, the Available Principal, the Class A Distributable Amount and the Class B Distributable Amount and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, determine the amount distributable to Certificateholders of each Class.

          (c) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates in the event of delinquency or defaults on the Receivables as provided below. On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.09) shall make the following distributions (after payment of the Supplemental Servicing Fee, to the extent collected) from the Certificate Account in the following order of priority:

             (i) first, to the Servicer, from Available Interest, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, if any;

     provided, however, that, if acceptable to each rating agency then rating
     --------  -------
     the Certificates and without resulting in a reduction or withdrawal of the rating on such Certificates, the Servicing Fee in respect of the current Collection Period (together with any unpaid Servicing Fees from prior Collection Periods) shall be paid at the beginning of such Collection Period;

             (ii) second, to the Class A Certificateholders, from the Class A Percentage of Available Interest (as such Available Interest has been reduced by Servicer Fee payments), an amount equal to the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall as of the close of business on the preceding Distribution Date, and if the Class A Percentage of Available Interest is insufficient, from the Class B Percentage of Available Interest, and, if such amounts are insufficient, from monies on deposit in the Class A Subordination Spread Account and, if such amounts are insufficient, from the Class B Percentage of Available Principal;

             (iii) third, to the Class A Certificateholders, from the Class A Percentage of Available Principal, an amount equal to the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall (as such Available

     Principal has been reduced as described in clause (ii) above) as of the close of business on the preceding Distribution Date, and if the Class A Percentage of Available Principal is insufficient, from the Class B Percentage of Available Principal, and if such amounts are insufficient, from monies on deposit in the Class A Subordination Spread Account and, if such amounts are insufficient, from Available Interest (as such Available Interest has been reduced as described in clauses (i) and (ii) above);

             (iv) fourth, to the Class B Certificateholders, from Available Interest (as such Available Interest has been reduced by the distributions described above in clauses (i), (ii) and (iii) above), an amount equal to the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall as of the close of business on the preceding Distribution Date, and, if such Available Interest is insufficient, from monies on deposit in the Class B Subordination Spread Account;

             (v) fifth, to the Class B Certificateholders, from Available Principal, an amount equal to the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall (as such Available Principal has been reduced as described in clauses (ii) and (iii) above) as of the close of business on the preceding Distribution Date; and if such Available Principal is insufficient, from Available Interest (as such Available Interest has been reduced as described in clauses (i), (ii), (iii) and (iv) above) and, if such amounts are insufficient, from monies on deposit in the Class B Subordination Spread Account; and

             (vi) sixth, to the Seller, any Excess Amounts, except to the extent required to be deposited in the Subordination Spread Accounts pursuant to the Custody and Pledge Agreement;

provided, however, that amounts otherwise distributable to the holders of Class
--------  -------
B Certificates pursuant to clauses (iv) and (v) above shall be deposited by the Trustee on behalf of such holders in the Class A Subordination Spread Account to the extent of any deficiency in the Class A Specified Subordination Spread Account Balance. For purposes of all of the provisions of this Agreement, all such amounts deposited in the Class A Subordination Spread Account shall be deemed to have been distributed pro rata to the holders of Class B Certificates and contributed by such holders to the Class A Subordination Spread Account pursuant to the Custody and Pledge Agreement.

          Notwithstanding anything herein to the contrary, no amount shall be paid to the Certificateholders in respect of any Yield Supplement Amount with respect to a Receivable, except to the extent of amounts withdrawn from the Yield Supplement Reserve Account and deposited in the Certificate Account or paid to the Certificate Account by the Seller pursuant to the Yield Supplement Agreement; provided, however, that, if an insufficiency of funds in the Yield
           --------  -------
Supplement Reserve Account would result in a shortfall of interest, the amount of such shortfall shall be withdrawn from the Class A Subordination Spread Account and deposited in the Certificate Account prior to such Distribution Date.

          (d) For so long as the Custody and Pledge Agreement or any similar agreement is in existence, to the extent that the Custodian is instructed to withdraw any amounts from the Subordination Spread Accounts pursuant to Section 5.06(c), recoveries from subsequent payments on a Receivable of amounts with respect to which such withdrawal has been made shall be delivered to the Custodian for deposit in the Class A Subordination Spread Account or the Class B Subordination Spread Account, as the case may be.

          (e) Subject to Section 12.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of any Class of record on the preceding Record Date either by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder is the Seller or a Clearing Agency and shall have provided to the Trustee appropriate instructions prior to such Distribution Date, or, if not, by check mailed to such Certificateholder (such check to be mailed as soon as reasonably practicable on or after such Distribution Date) at the address of such holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such holder's Certificates.

             SECTION 5.07.  [RESERVED]

          SECTION 5.08.  NET DEPOSITS.  For so long as each Monthly Remittance
                         ------------
Condition is satisfied, Nissan Motor Acceptance Corporation (in whatever capacity) may make the remittances pursuant to Sections 5.02 and 5.05 above, net of amounts to be distributed to Nissan Motor Acceptance Corporation (in whatever capacity) pursuant to Section 5.06(c) or Section 5.06(a)(ii). In addition, the Seller agrees that such remittances may be made net of amounts to be distributed to the Seller hereunder and under the Custody and Pledge Agreement, if any. Accounts between the Seller and Nissan Motor Acceptance Corporation will be adjusted accordingly. Nonetheless, the Servicer shall account for all of the above described remittances and distributions (except for the Supplemental Servicing Fee to the extent that the Servicer is entitled to retain such amounts) in the Servicer's Certificate as if the amounts were deposited and/or transferred separately.

             SECTION 5.09.  STATEMENTS TO CERTIFICATEHOLDERS.
                            --------------------------------

          (a) On each Distribution Date, the Trustee shall include with each distribution to each Class A Certificateholder, and, if the Class B Certificateholder is not the Seller or any Person controlling, controlled by or under the common control with the Seller, to the Class B Certificateholder, a statement (which statement shall also be provided to each rating agency then rating such Certificates) based on information in the Servicer's Certificate furnished pursuant to Section 4.09, setting forth for the Collection Period relating to such Distribution Date the following information:

               (i)   the amount of such distribution allocable to principal;

          (ii)  the amount of such distribution allocable to interest;

               (iii) the amount of such distribution allocable to the Yield Supplement Amount;

               (iv)   the amount on deposit in the Yield Supplement Reserve
     Account;

               (v) the Pool Balance as of the close of business on the last day of the related Collection Period;

               (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, the Class A Certificateholder's or the Class B Certificateholder's Class A Percentage or Class B Percentage, as the case may be, of the Servicing Fees, the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date and any additional servicing compensation paid to the Servicer with respect to the related Collection Period, if any;

               (vii) the amount of the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall (and the Class B Interest Carryover Shortfall and the Class B Principal Carryover Shortfall, as the case may be), if any, on such Distribution Date and the change in such amounts from the preceding Distribution Date;

               (viii) the Class A Certificate Balance, the Class A Certificate Factor, the Class A Pool Factor and Class B Certificate Balance as of such Distribution Date;

               (ix) the amounts otherwise distributable to the Class B Certificateholders that are distributed to Class A Certificateholders and/or deposited in the Class A Subordination Spread Account on such Distribution Date;

               (x) f or so long as there is a related Custody and Pledge Agreement in existence, the balance of the Class A Subordination Spread Account or the Class B Subordination Spread Account, as the case may be, on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from the preceding Distribution Date; and

               (xi) the amount of Advances made in respect of the related Collection Period and the amount of the unreimbursed Advances on such Distribution Date.

          (b)  Each amount set forth pursuant to subclauses (i), (ii), (vi) and
(vii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Class A Certificate or Class B Certificate, as the case may be.

          (c) Copies of such statements may be obtained by Certificate Owners from the Trustee by a request in writing. The Trustee shall provide such copies promptly after such requests.

          (d) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, but not later than the latest date permitted by law, the Trustee shall mail to each Person who at any time during such calendar year shall have been a holder of a Class A Certificate or a holder of a Class B Certificate (other than the Seller or any Person controlling, controlled by or under common control with the Seller) a statement containing the sum of the amounts or the amount as of the end of such calendar year, as the case may be, set forth in clauses (i), (ii),
(iii), (v), (vi) and

(vii) and such other information, if any, as the Servicer determines is necessary to ascertain the Certificateholder's share of the gross income and deductions of the Trust (exclusive of the Supplemental Servicing Fee) or is otherwise necessary under applicable law for the preparation of the federal income tax returns by Certificateholders, for such calendar year or, in the event such Person shall have been a holder of a Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.

          SECTION 5.10.  NO PETITION.  The Trustee covenants and agrees that,
                         -----------
prior to the date which is one year and one day after the date upon which the Certificates are paid in full, the Trustee will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any Federal or state bankruptcy or similar law. This Section
5.10 shall survive the termination of the Agreement.


                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

          SECTION 6.01.  YIELD SUPPLEMENT RESERVE ACCOUNT.  Pursuant to the
                         --------------------------------
Yield Supplement Agreement, the Seller shall establish and maintain with the Class A Agent for the benefit of the Class A Certificateholders a separate trust account in the name of the Class A Agent (the "Yield Supplement Reserve Account"), or such other account as may be acceptable to the rating agencies then rating the Class A Certificates. The Yield Supplement Reserve Account (or such other account acceptable to the rating agencies then rating the Class A Certificates) shall not be part of the Trust. Subject to the limitations set forth in the Yield Supplement Agreement, the Seller hereby conveys and transfers to the Trustee (and its successors and assigns), as Class A Agent, the Yield Supplement Reserve Account, all funds on deposit therein and all proceeds thereof.

          Section 6.02.  CUSTODY AND PLEDGE AGREEMENT.  The Seller and the
                         ----------------------------
Trustee, as Custodian, shall enter into the Custody and Pledge Agreement or otherwise provide such partial credit support, if any, as may be necessary for each rating agency requested to provide a rating on the Class A Certificates (and/or, if applicable, the Class B Certificates) to provide that rating necessary to satisfy the related condition precedent to the underwriters' obligation to purchase the Class A Certificates.

          SECTION 6.03.  LIMITATIONS ON THE TRUST.  The Trust shall not (a)
                         ------------------------
incur any indebtedness or obligations or (b) engage in any business activity other than acquiring and holding the assets of the Trust, issuing the Certificates and making payments thereon, each in accordance with the terms of the Agreement.


                                  ARTICLE VII.

                                THE CERTIFICATES

          SECTION 7.01.  THE CERTIFICATES.  The Class A Certificates shall be
                         ----------------
issued in denominations of $1,000; the Class B Certificates shall be issued in denominations of $100,000 or in any amount in excess thereof, in each case in fully registered form and integral multiples thereof; provided, however, that
                                                      --------  -------
one Class A Certificate and one Class B Certificate may be issued in a denomination equal to the residual amount (the "Residual Certificate"). The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trustee Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

          SECTION 7.02.  AUTHENTICATION OF CERTIFICATES.  The Trustee shall
                         ------------------------------
cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president or any vice president, without further corporate action by the Seller, in authorized denominations, pursuant to the Agreement. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B hereto executed by the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 7.03.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
                         -----------------------------------------------------
(a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 7.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

          (b) The Class B Certificates shall initially be retained by the Seller. No transfer of a Class B Certificate shall be made unless

(i) the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, (ii) such transfer is exempt from the registration requirements under said Act and laws or (iii) the prospective transferee of the Class B Certificate certifies in writing to the Seller and the Trustee, to the Seller's satisfaction, that such transferee is a Qualified Institutional Buyer (as defined in Rule 144A under said Act);

provided, however, that no such transfer pursuant to clause (i), (ii) or (iii)
--------  -------
shall be made (x) if such transfer would result in a downgrading or withdrawal of the rating of any rating agency then rating the Class A Certificates or (y) if such transfer would cause the Trust or any arrangements identified in the Custody and Pledge Agreement to be characterized as an association taxable as a corporation or otherwise adversely affect the federal, state or local income tax status of the Trust and (z) unless the Custody and Pledge Agreement is amended, in form and substance satisfactory to the Trustee and the Seller, in order to reflect such transfer and cause such transferee to be bound by the obligations thereunder. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws to a Person other than a Qualified Institutional Buyer, the Class B Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee must each certify in writing to the Seller and the Trustee the facts surrounding such transfer and, at the request of the Seller, provide both the Seller and the Trustee with an Opinion of Counsel in form and substance satisfactory to the Seller that such transfer may be made pursuant to an exemption from said Act or laws and such transfer will not result in the Trust or any arrangements identified in the Custody and Pledge Agreement from being characterized as an association taxable as a corporation or otherwise adversely affect the federal, state or local income tax status of the Trust, which Opinion of Counsel shall not be an expense of the Seller or the Trustee. Neither the Seller nor the Trustee is under an obligation to register the Class B Certificates under said Act or any other securities law.

          (c) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the

Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

          (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          SECTION 7.04.  MUTILATED, DESTROYED, LOST, OR STOLEN CERTIFICATES.  If
                         --------------------------------------------------
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 7.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 7.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 7.05.  PERSONS DEEMED OWNERS.  Prior to due presentation of a
                         ---------------------
certificate for registration of transfer, the Trustee or the Certificate Registrar shall treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.06 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

          SECTION 7.06.  ACCESS TO LIST OF CERTIFICATE HOLDERS' NAMES AND
                         ------------------------------------------------
ADDRESSES.  The Trustee shall furnish or cause to be furnished to the Servicer,
---------
within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of all Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Class A Certificates aggregating not less than 25% of the Class A Certificate Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders of such Class with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, request from the Clearing Agency and make available to such Certificateholders access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 7.07.  MAINTENANCE OF OFFICE OR AGENCY.  The Trustee shall
                         -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          SECTION 7.08.  BOOK-ENTRY CERTIFICATES.  The Class A Certificates,
                         -----------------------
upon original issuance (except for the Residual Certificate), will be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. The Class A Certificates delivered to The Depository Trust Company shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates, except as provided in
Section 7.10.  Unless and until definitive, fully registered Certificates (the

"Definitive Certificates") have been issued to Certificate Owners pursuant to
------------------------
Section 7.10:

          (i) the provisions of this Section 7.08 shall be in full force and effect;

         (ii) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A Certificates) as the authorized representative of the Certificate Owners;

        (iii) to the extent that the provisions of this Section 7.08 conflict with any other provisions of this Agreement, the provisions of this Section
     7.08 shall control;

         (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Certificates to such Clearing Agency Participants; and

          (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Class A Certificates evidencing a specified percentage of the Class A Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Class A Certificates and has delivered such instructions to the Trustee. The Trustee shall have no obligation to ascertain whether the Clearing Agency has in fact received any such instructions.

          SECTION 7.09.  NOTICES TO CLEARING AGENCY.  Whenever notice or other
                         --------------------------
communication to the Class A Certificateholders is required under this Agreement, other than to the Holder of the Residual Certificate, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 7.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Class A Certificates to the Clearing Agency.

          SECTION 7.10.  DEFINITIVE CERTIFICATES.  If (i)(A) the Seller advises
                         -----------------------
the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the Depository Agreement, and
(B) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 51% of the Class A Certificate Balance advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Trustee shall notify the Clearing Agency and request that the Clearing Agency notify all Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Seller, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Trustee shall not be liable if the Trustee or the Seller is unable to locate a qualified successor Clearing Agency.

                                 ARTICLE VIII.

                                   THE SELLER

          SECTION 8.01.  REPRESENTATIONS OF SELLER.  The Seller makes the
                         -------------------------
following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee:

          (i)  Organization and Good Standing.  The Seller has been duly
               ------------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire and own the Receivables.

         (ii)  Due Qualification.  The Seller is duly qualified to do business
               -----------------
     as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

        (iii)  Power and Authority.  The Seller has the power and authority to
               -------------------
     execute and deliver the Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of the Agreement has been duly authorized by the Seller by all necessary corporate action.

         (iv)  Valid Sale; Binding Obligations.  The Agreement evidences a valid
               -------------------------------
     sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller (other than a good faith purchaser for value in the ordinary course of business who takes actual possession of one or more Receivables); and the Agreement is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or similar laws.

          (v)  No Violation.  The consummation of the transactions contemplated
               ------------
     by the Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (vi)  No Proceedings.  There are no proceedings or investigations
               --------------
     pending, or (to the best of the Seller's knowledge) threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: A) asserting the invalidity of the Agreement or the Certificates; B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement; C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreement or the Certificates; or D) relating to the Seller and which might adversely affect the federal or any state income tax attributes of the Certificates.

          SECTION 8.02.  LIABILITY OF SELLER; INDEMNITIES.  The Seller shall be
                         --------------------------------
liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under the Agreement.

          (i) The Seller shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by the Agreement) and costs and expenses in defending against the same.

          (ii) The Seller shall indemnify, defend and hold harmless the Trustee from and against any loss, liability or expense incurred by reason of (a) the Seller's willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under the Agreement, or by reason of reckless disregard of its obligations and duties under the Agreement and (b) the Seller's violation of federal or state securities laws in connection with the registration or the sale of the Certificates.

Indemnification under this Section 8.02 shall survive the termination of the Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payment to the Trustee pursuant to this Section 8.02 and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall repay such amounts to the Seller, without interest (except to the extent the recipient collects interest from others).

          SECTION 8.03.  MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
                         ------------------------------------------------
OBLIGATIONS OF, SELLER.  Subject to Section 8.06, any Person (i) into which the
----------------------
Seller may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan Motor Co., Ltd., which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such
           --------  -------
transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing, (y) the Seller shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement or assumption comply with this Section 8.03 and that all conditions precedent, if any, provided for in the Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Trustee an Opinion of Counsel either

(A) stating that, in the opinion of such Counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 8.03 to each rating agency then providing a rating for the Certificates. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.

          SECTION 8.04.  LIMITATION ON LIABILITY OF SELLER AND OTHERS.  The
                         --------------------------------------------
Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

          SECTION 8.05.  SELLER MAY OWN CERTIFICATES.  The Seller and any Person
                         ---------------------------
controlling, controlled by or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder" specified in Section 2.01 and except as otherwise specifically provided herein. Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority or distinction as among all of the Certificates, except as otherwise expressly provided in the Agreement.

          SECTION 8.06.  ADDITIONAL COVENANTS.  (a) The Seller agrees with the
                         --------------------
Certificate Owners and each nationally recognized rating agency which has been requested by the Seller or an affiliate to rate the Certificates issued pursuant to this Agreement and which is then rating such Certificates that it shall not issue any additional securities that could reasonably be expected to affect materially and adversely the rating of such Certificates issued pursuant to this Agreement unless it shall have first obtained the written consent of each such rating agency to the effect that such issuance will not adversely affect such rating. The Seller shall provide a copy of any such consent to the Trustee.

          (b) The Seller shall not do any of the following (without the prior written consent of each nationally recognized rating agency which has been requested by the Seller or an affiliate to rate the Certificates and which is then rating such Certificates (which consent shall be to the effect that the acts set forth below shall not affect adversely such rating) and, upon the Seller's receipt of such written consent from each such rating agency, the Trustee shall, without any exercise of its own discretion, also provide its written consent to the Seller):

               (i) engage in any business or activity other than those set forth in Article Three of the Seller's Certificate of Incorporation, as amended;

               (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in con nection with any Certificates or Notes (as defined in the Seller's Certificate of Incorporation), provided that any such future indebtedness incurred in connection with any Certificates or Notes must be rated at least with the same ratings given the outstanding Certificates or Notes by each nationally recognized rating agency that has rated the outstanding Certificates or Notes or, prior to the issuing of such future indebtedness incurred in connection with any Certificates or Notes, the Seller shall have received confirmation from each nationally recognized rating agency that has rated the outstanding Certificates or Notes that the ratings of the outstanding Certificates or Notes will not be adversely affected by the issuing of such future indebtedness and (B) any indebtedness to Nissan Motor Acceptance Corporation or any affiliate thereof incurred in connection with the acquisition of receivables, which indebtedness shall be subordinated to all other obligations of the Seller and shall be nonrecourse debt of the Seller, except with respect to proceeds of the receivables in excess of such proceeds necessary to pay all obligations in relation to the Certificates or the Notes ("Excess Proceeds"), and shall not constitute a claim against the Seller to the extent that Excess Proceeds are insufficient to pay such indebtedness;

             (iii) dissolve or liquidate, in whole or in part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                    (A) the entity (if other than the Seller) formed or surviving the consolidation or merger or which acquires the properties and assets of the Seller is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obliga tions of the Seller, including those obligations of the Seller under this Agreement, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Three, Article Four and Article Fifteen of the Seller's Certificate of Incorporation, as amended; and

                    (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebt edness of the Seller or any agreements relating to such indebtedness; and

                    (C) the entity (if other than the Seller) formed or surviving the consolidation or merger or which acquires the properties and assets of the Seller agrees that (i) it shall maintain its funds or assets as identifiable and not commingle its funds or assets with those of any direct or ultimate parent of such entity and pay from its assets all obligations and indebtedness of any kind incurred by it,
          (ii) it shall maintain bank accounts, corporate records and books of account separate from those of any direct or ultimate parent of such entity and (iii) the business affairs of such entity will be managed by or under the direction of its Board of Directors and it will conduct its business from an office separate from any direct or ultimate parent of such entity; and

                    (D) each nationally recognized rating agency which has rated any issue of certificates pursuant to any agreement or any series or class of certificates shall confirm in writing that the rating of such certificates shall not be adversely affected by such consolidation or merger; or

               (iv) Without the affirmative vote of 100% of the members of the Board of Directors of the

          Seller, the Seller shall not institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appoint ment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of credi tors, or admit in writing its inability to pay its debts generally as they become due, or take cor porate action in furtherance of any such action.


                                  ARTICLE IX.

                                  THE SERVICER

          SECTION 9.01.  REPRESENTATIONS OF SERVICER.  The Servicer makes the
                         ---------------------------
following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trust:

          (i)  Organization and Good Standing.  The Servicer is duly organized
               ------------------------------
     and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee;

         (ii)  Due Qualification.  The Servicer shall be duly qualified to do
               -----------------
     business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business relating to the servicing of the Receivables as required by the Agreement shall require such qualifications;

        (iii)  Power and Authority.  The Servicer has the power and authority to
               -------------------
     execute and deliver the Agreement and to carry out its terms; and the execution, delivery and performance of the Agreement have been duly authorized by the Servicer by all necessary corporate action;

         (iv)  Binding Obligation.  The Agreement constitutes a legal, valid and
               ------------------
     binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or similar laws;

          (v)  No Violation.  The consummation of the transactions contemplated
               ------------
     by the Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; and

         (vi)  No Proceedings.  There are no proceedings or investigations
               --------------
     pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:
     A) asserting the invalidity of the Agreement or the Certificates; B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement; C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates; or D) relating to the Servicer and which might adversely affect the federal or any state income tax attributes of the Certificates.

          SECTION 9.02.  INDEMNITIES OF SERVICER.  The Servicer shall be liable
                         -----------------------
in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement.

          (i) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, "Damages") arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

         (ii) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon the Trustee, the Trust or the Certificateholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

        (iii) The Servicer shall indemnify, defend and hold harmless the Trustee from and against all Damages arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such Damage: (a) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee; (b) relates to any tax other than the taxes with respect to which the Seller shall be required to indemnify the Trustee; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 11.14; (d) shall be one as to which the Seller is required to indemnify the Trustee and as to which the Trustee has received payment of indemnity from the Seller; or (e) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of successor Servicer hereunder.

In addition to the foregoing indemnities, if the Trustee is entitled to indemnification by the Seller pursuant to Section 8.02 and the Seller is unable for any reason to provide such indemnification to the Trustee, then the Servicer shall be liable for any indemnification that the Trustee is entitled to under
Section 8.02.

Indemnification under this Section 9.02 by Nissan Motor Acceptance Corporation (or any successor thereto pursuant to Section 9.03) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of the Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent the recipient collects interest from others).

          SECTION 9.03.  MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
                         ------------------------------------------------
OBLIGATIONS OF, SERVICER.  Any Person (i) into which the Servicer may be merged
------------------------
or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as Nissan Motor Acceptance Corporation acts as Servicer, that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan Motor Co., Ltd., which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided,
                                                                     --------
however, that (x) immediately after giving effect to such transaction, no Event
-------
of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing, (y) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.03 and that all conditions precedent provided for in the Agreement relating to such transaction have been complied with and (z) the Servicer shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this
Section 9.03 to each rating agency then providing a rating for the Certificates. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses
(i), (ii), (iii) or (iv) above.

          SECTION 9.04.  LIMITATION ON LIABILITY OF SERVICER AND OTHERS.  (a)
                         ----------------------------------------------
Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement or for errors in judgment; provided, however, that this provision
                                         --------  -------
shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under the Agreement.

          (b) Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with the Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable
           --------  -------
action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer and the Servicer will not be entitled to be reimbursed therefor.

          SECTION 9.05.  DELEGATION OF DUTIES.  So long as Nissan Motor
                         --------------------
Acceptance Corporation acts as Servicer, the Servicer may at any time without notice or consent subcontract substantially all its duties under the Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan Motor Co., Ltd. The Servicer may at any time perform specific duties as servicer under the Agreement through other subcontractors;

provided, however, that no such delegation or subcontracting shall relieve the
--------  -------
Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.

          SECTION 9.06.  NISSAN MOTOR ACCEPTANCE CORPORATION NOT TO RESIGN AS
                         ----------------------------------------------------
SERVICER.  Subject to Section 9.03 hereof, Nissan Motor Acceptance Corporation
--------
shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Nissan

Motor Acceptance Corporation shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writ ing at the earliest practicable time) and any such determi nation shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall (i) have taken the actions required by Section 10.01(b) of the Agreement to effect the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer, and (ii) have assumed the responsibilities and obligations of Nissan Motor Acceptance Corporation as Servicer under the Agreement in accordance with Section 10.02 of the Agreement.


                                   ARTICLE X.

                                    DEFAULT

          SECTION 10.01.  EVENTS OF DEFAULT.  (a)  If any one of the following
                          -----------------
events ("Events of Default") shall occur and be continuing:

          (i) Any failure (A) by the Servicer to deliver to the Trustee for distribution to Certificateholders or (B) by the Seller to deliver, for so long as the Custody and Pledge Agreement or similar agreement is in existence, to the Custodian for deposit in the Subordination Spread Accounts any proceeds or payment required to be so delivered under the terms of the Certificates, the Agreement or the Custody and Pledge Agreement, as the case may be, that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer or the Seller, as the case may be, from the Trustee or Custodian, as the case may be, or after discovery of such failure by an officer of the Servicer or the Seller, as the case may be; or

         (ii) Failure on the part of the Servicer or the Seller duly to observe or to perform in any material respect any other covenant or agreement of the Servicer or the Seller (as the case may be) set forth in the Certificates or in the Agreement, which failure shall (a) materially and adversely affect the rights of

     Certificateholders and (b) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller (as the case may be), by the Trustee, or (2) to the Servicer or the Seller (as the case may be), and to the Trustee by the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; or

        (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (iv) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, or the Holders of the Class A Certificates evidencing not less than 25% of the Class A Certificate Balance, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 10.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

          (b) The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this Section 10.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of an Event of Default, the Trustee shall give notice thereof to each of the rating agencies then rating the Certificates.

          SECTION 10.02.  APPOINTMENT OF SUCCESSOR.  (a)  Upon the Servicer's
                          ------------------------
receipt of notice of termination pursuant to Section 10.01 or the Servicer's resignation in accordance with the terms of the Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under the Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
(x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of the Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 10.02, the Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee shall, if it shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under the Agreement.

          (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled, subject to the arrangements referred to in paragraph (c) below, to the Servicer Fees and all of the rights granted to the predecessor Servicer, by the terms and provisions of the Agreement.

          (c) In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however,
                                                           --------  -------
that no such compensation shall be in excess of that permitted the predecessor Servicer under the Agreement. The Trustee and such successor Servicer shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

          SECTION 10.03.  REPAYMENT OF ADVANCES.  If the identity of the
                          ---------------------
Servicer shall change, the predecessor Servicer shall be entitled to receive, to the extent of available funds, reimbursement for Outstanding Advances pursuant to Section 5.04 and 5.05, in the manner specified in Section 5.06, with respect to all Advances made by the predecessor Servicer.

          SECTION 10.04.  NOTIFICATION TO CERTIFICATE-HOLDERS.  Upon any
                          -----------------------------------
termination of, or appointment of a successor to, the Servicer pursuant to this
Article X, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each of the rating agencies then rating the Certificates.

          SECTION 10.05.  WAIVER OF PAST DEFAULTS.  The Holders of Class A
                          -----------------------
Certificates evidencing not less than 51% of the Class A Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account or the Certificate Account in accordance with the Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE XI.

                                  THE TRUSTEE

          SECTION 11.01.  DUTIES OF TRUSTEE.  The Trustee, both prior to the
                          -----------------
occurrence of an Event of Default and after an Event of Default shall have been cured or waived, shall undertake to perform such duties as are specifically set forth in the Agreement. If an Event of Default shall have occurred and shall not have been cured or waived and, in the case of an Event of Default described in clause (i) of Section 10.01(a), the Trustee has received notice of such Event of Default pursuant to Section 4.10(b), the Trustee shall exercise such of the rights and powers vested in it by the Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs; provided, however,
                                                           --------  -------
that if the Trustee shall assume the duties of the Servicer pursuant to Section 10.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of the Agreement, shall examine them to determine whether they conform to the requirements of the Agreement.

The Trustee shall take and maintain custody of the List of Receivables included as a Schedule to the Agreement and shall retain all Servicer's Certificates identifying Receivables that become Repurchased Receivables.

No provision of the Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (other than errors in judgment) or its own bad faith; provided, however, that:
                                               --------  -------

          (i) Prior to the occurrence of an Event of Default (or, in the case of an Event of Default described in clause (i) of Section 10.01(a), before the Trustee has received notice thereof pursuant to Section 4.10(b)), and after the curing or waiving of all such Events of Default that may have occurred, (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of the Agreement, (B) the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in the Agreement, (C) no implied covenants or obligations shall be read into the Agreement against the Trustee and (D) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement;

         (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Trustee Officer, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts;

        (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the Agreement or at the direction of the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Agreement;

         (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in
     Section 10.01, or of any failure by the Seller to comply with the obligations of the Seller referred to in Section 10.01, unless a Trustee Officer assigned to the Trustee's Trust Administration Department obtains actual knowledge of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or the Seller, as the case may be, or the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; and

          (v) Without limiting the generality of this Section 11.01 or Section 11.04, the Trustee shall have no duty (i) to see to any recording, filing or depositing of the Agreement, any agreement referred to therein, or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to the Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under the Agreement.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Agreement.

          SECTION 11.02.  TRUSTEE'S CERTIFICATE.  Upon request of the Seller or
                          ---------------------
Servicer, on or as soon as practicable after each Distribution Date on which Receivables shall be assigned to the Seller or the Servicer, as applicable, pursuant to Section 11.03, the Trustee shall execute a Trustee's Certificate based on (i) the information contained in the Servicer's Certificate for the related Collection Period, (ii) amounts deposited to the Certificate Account and
(iii) notices received pursuant to the Agreement, identifying the Receivables repurchased by the Seller pursuant to Section 3.02 or purchased by the Servicer pursuant to Sections 4.07 or 12.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period, to the Seller or the Servicer, as the case may be. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Seller or the Servicer, as the case may be, of all the Trustee's right, title and interest in and to such repurchased Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

          SECTION 11.03.  TRUSTEE'S ASSIGNMENT OF REPURCHASED RECEIVABLES.  With
                          -----------------------------------------------
respect to all Receivables repurchased by the Seller pursuant to Section 3.02 or purchased by the Servicer pursuant to Sections 4.07 or 12.02, the Trustee shall by a Trustee's Certificate assign, without recourse, representation or warranty, to the Seller or the Servicer (as the case may be) all the Trustee's right, title and interest in and to such Receivables, and all security and documents relating thereto. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in its name or in the name of the Certificateholders.

          SECTION 11.04.  CERTAIN MATTERS AFFECTING THE TRUSTEE.  Except as
                          -------------------------------------
otherwise provided in Section 11.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Agreement in good faith and in accordance with such Opinion of Counsel;

        (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of the Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that nothing contained in the Agreement shall
              --------  -------
     relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by the Agreement, and to use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Agreement.

          (v) Prior to the occurrence of an Event of Default (or in the case of an Event of Default described in clause (i) of Section 10.01(a), before the Trustee has received notice of such Event of Default pursuant to Section 4.10(b)) and after the curing or waiving of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; provided, however, that if the payment within a
                          --------  -------
     reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under the Agreement either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder or of the Servicer in its capacity as Servicer or custodian.

        (vii) Subsequent to the sale of the Receivables by the Seller to the Trustee, the Trustee shall have no duty of independent inquiry, except as may be required by Section 11.01, and the Trustee may rely upon the representations and warranties and covenants of the Seller and the Servicer contained in the Agreement with respect to the Receivables and the Receivable Files.

          SECTION 11.05.  TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES.
                          --------------------------------------------------
The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Agreement, including (i) the existence, condition, location and ownership of any Financed Vehicle; (ii) the review of any Receivable File therefor; (iii) the existence and enforceability of any physical damage insurance thereon; (iv) the existence and contents of any Receivable or any Receivable File or any computer or other record thereof; (v) the validity of the assignment of any Receivable to the Trust or of any intervening assignment; (vi) the completeness of any Receivable or any Receivable File; (vii) the performance or enforcement of any Receivable; (viii) the compliance by the Seller or the Servicer with any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; (ix) any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); (x) the acts or omissions of the Seller, the Servicer or any Obligor; (xi) any action of the Servicer taken in the name of the Trustee; or
(xii) any action by the Trustee taken at the instruction of the Servicer;

provided, however, that the foregoing shall not relieve the Trustee of its
--------  -------
obligation to perform its duties under the Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under the Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of the Agreement, the Certificates or any Receivable or assignment thereof against the Trustee in its individual capacity and the Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in the Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables. Any obligation of the Trustee to give any notice or statement to any rating agency hereunder shall constitute only a best efforts obligation and such notice or statement shall be so provided only as a matter of courtesy and accommodation, the Trustee having no liability to any rating agency or any other Person for any failure to so provide such notice or statement.

          SECTION 11.06.  TRUSTEE MAY OWN CERTIFICATES.  The Trustee in its
                          ----------------------------
individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

          SECTION 11.07.  TRUSTEE'S FEES AND EXPENSES.  The Servicer shall pay
                          ---------------------------
to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by the Agreement and in the exercise and performance of any of the Trustee's powers and duties under the Agreement, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any provisions of the Agreement, except any such expense, disbursement or advance as may be attributable to the Trustee's willful misfeasance, negligence, or bad faith, and the Servicer shall indemnify the Trustee for, and hold it harmless against any loss, liability or expense incurred without willful misfeasance, negligence or bad faith on the Trustee's part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Agreement. Additionally, the Seller, pursuant to Section 8.02, and the Servicer, pursuant to Section 9.02, respectively, shall indemnify the Trustee with respect to certain matters, and the Certificateholders, pursuant to Section 11.04, shall, upon the circumstances therein set forth, indemnify the Trustee under certain circumstances. The provisions of this Section 11.07 shall survive the termination of the Agreement.

          SECTION 11.08.  INDEMNITY OF TRUSTEE.  The Trustee shall be
                          --------------------
indemnified by the Servicer and held harmless against any loss, liability, fee, disbursement or expense (including any compensation or expense referred to in Section 11.07) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Agreement to the extent that (i) the Trustee shall not be entitled to indemnity for such loss, liability, fee, disbursement or expense by the Seller pursuant to Section 8.02, the Servicer pursuant to Section 9.02, or the Certificateholders pursuant to
Section 11.04; (ii) such loss, liability, fee, disbursement or expense shall not have been incurred by reason of the Trustee's willful misfeasance, bad faith or negligence; and (iii) such loss, liability, fee, disbursement or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties pursuant to Section 11.14.

          SECTION 11.09.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.  The Trustee
                          ------------------------------------
under the Agreement shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office as specified in the Agreement, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and a long-term rating from Moody's Investors Service, Inc. of at least Baa3 (or having a corporate parent with at least such rating) and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.10.

          SECTION 11.10.  RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at
                          ---------------------------------
any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee and shall promptly pay all fees owed to the outgoing Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 11.11 and payment of all fees and expenses owed and any other amounts due hereunder to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to each of the rating agencies then rating the Certificates.

          SECTION 11.11.  SUCCESSOR TRUSTEE.  Any successor Trustee appointed
                          -----------------
pursuant to Section 11.10 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses and any other amounts due it hereunder deliver to the successor Trustee all documents and statements and monies held by it under the Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 11.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 11.09.

Upon acceptance of appointment by a successor Trustee pursuant to this Section 11.11, the Servicer shall mail notice of such successor Trustee to all Certificateholders at their addresses as shown in the Certificate Register and to the rating agencies then rating the Certificates. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

          SECTION 11.12.  MERGER OR CONSOLIDATION OF TRUSTEE.  Any corporation
                          ----------------------------------
into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 11.09, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding.

          SECTION 11.13.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.
                          ---------------------------------------------
Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Servicer and the

Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 11.09 and no notice of a successor trustee shall be required pursuant to Section 11.11.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Agreement or as successor to the Servicer under the Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) No trustee under the Agreement shall be personally liable by reason of any act or omission of any other trustee under the Agreement;

        (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; and

         (iv) All duties owed hereunder to the Trustee by the Servicer shall be deemed to be owed to each separate trustee and co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in the Agreement, the appointment of any separate trustee or co-trustee shall not relieve the Trustee of its obligations and duties thereunder.

          SECTION 11.14.  REPRESENTATIONS AND WARRANTIES OF TRUSTEE.  The
                          -----------------------------------------
Trustee shall make the following representations and warranties on which the Seller and Certificateholders shall rely:

          (i) The Trustee is a banking corporation duly organized, and validly existing, under the laws of the State of New York and authorized to conduct and engage in a banking and trust business under such laws;

         (ii) The Trustee has full corporate power, authority and legal right to execute, deliver and perform the Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of the Agreement; and

        (iii) The Agreement has been duly executed and delivered by the Trustee.

          SECTION 11.15.  TAX RETURNS.  The Servicer shall prepare or shall
                          -----------
cause to be prepared any tax or information returns required to be filed by the Trust and shall remit or cause to be remitted such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax or information returns of the Trust, and shall, upon request, execute such returns.

          SECTION 11.16.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                          ------------------------------------------------
CERTIFICATES.  All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

          SECTION 11.17.  SUITS FOR ENFORCEMENT.  If an Event of Default shall
                          ---------------------
occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 11.01, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

          SECTION 11.18.  RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE.
                          ----------------------------------------------
Holders of Class A Certificates evidencing not less than 51% of the Class A Certificate Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
                                             --------  -------
Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Trustee Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that
                                                      -------- -------
nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.

          SECTION 11.19.  APPOINTMENT OF CUSTODIAN.  For so long as the Custody
                          ------------------------
and Pledge Agreement or any similar agreement is in existence, the Trustee shall appoint the

Custodian in accordance with the terms hereof including satisfying the requirements for eligibility of the Trustee pursuant to Section 11.09 hereof. The Custodian may, but is not required to, be the Trustee. In the event that the Trustee is not the Custodian, the Trustee shall pay any Custodian fees out of the Trustee's fees and not out of assets of the Trust.


                                  ARTICLE XII.

                                  TERMINATION

          SECTION 12.01.  TERMINATION OF THE TRUST.  The respective obligations
                          ------------------------
and responsibilities of the Seller, the Servicer and the Trustee (except for the obligations contained in Sections 5.09(d) and 11.15) created hereby and the Trust created by the Agreement shall terminate upon (i) the purchase as of the last day of any Collection Period by the Servicer at its option, pursuant to
Section 12.02, of the corpus of the Trust and the subsequent distribution to Certificateholders pursuant to Section 5.06 of the amount required to be deposited pursuant to Section 12.02, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust or (iii) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; provided, however, that
                                                        --------  -------
in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Rose Kennedy, formerly of Massachusetts, living on the date of the Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 12.01.

          Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.06.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Agreement. Subject to any applicable law, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Childrens Hospital Los Angeles.

          SECTION 12.02.  OPTIONAL PURCHASE OF ALL RECEIVABLES.  On the last day
                          ------------------------------------
of any Collection Period as of which the Pool Factor shall be less than the Optional Purchase Percentage (after giving effect to the then current Collection Period's collections), the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall deposit pursuant to
Section 5.05 in the Collection Account an amount equal to the aggregate Repurchase Amount for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Servicer shall not effect any
                     --------  -------
such purchase so long as the rating of Nissan Motor Acceptance Corporation, or if such corporation shall then be unrated by such agency, then the rating of Nissan Capital of America, Inc., is less than Baa3 by Moody's Investors Service, Inc. unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase shall not constitute a fraudulent conveyance, subject to such assumptions as to factual matters as may be contained therein.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

          SECTION 13.01.  AMENDMENT.  The Agreement may be amended from time to
                          ---------
time by the Seller, the Servicer, NMAC (so long as NMAC has any rights or obligations thereunder) and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provision in the Agreement which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising under the Agreement that shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall not, as evidenced by
                  --------  -------
an Opinion of Counsel, materially and adversely affect the interests of any Certificateholder; (ii) to change the formula for determining the Class A Specified Subordination Spread Account Balance, provided that each rating agency then rating Class A Certificates delivers a letter to the Trustee to the effect that the use of such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of the Class A Certificates; and (iii) upon approval of each rating agency then rating the Class B Certificates, if any, to change the Class B Specified Subordination Spread Account Balance.

          The Agreement may also be amended from time to time by the Seller, the Servicer, NMAC (so long as NMAC has any rights or obligations thereunder) and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a separate Class (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate), evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall
                                --------  -------
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or change the Pass-Through Rate, the Specified Subordinated Spread Account Balance or the Class B Specified Subordination Spread Account Balance (except as described in clauses (ii) and (iii) above) without the consent of each adversely affected Certificateholder or (b) reduce the aforesaid percentage of the Class A Certificate Balance or Class B Certificate Balance which is required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. Notwithstanding the foregoing, no amendment referred to in clause (a) of the preceding proviso will be made unless each rating agency then rating the Certificates confirms that such amendment will not result in a reduction or withdrawal of its rating of the Certificates of such class.

          Prior to the execution of any such amendment or consent pursuant to this Section 13.01, the Servicer will provide and the Trustee shall distribute written notification of the substance of such amendment or consent to each of the rating agencies then rating the Certificates at least ten Business Days prior to the execution thereof.

          Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

          It shall not be necessary for the consent of Certificateholders pursuant to this Section 13.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreement.

          Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Agreement and the Opinion of Counsel referred to in Section 13.02(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

          SECTION 13.02.  PROTECTION OF TITLE TO TRUST.
                          ----------------------------

          (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
(S) 9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (c) The Seller and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the particular grantor trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

          (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

          (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

          (h) Upon request, the Servicer shall furnish to the Trustee, within 20 Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of the List of Receivables attached hereto as Schedule A and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i)  The Servicer shall deliver to the Trustee:

               (1) promptly after the execution and delivery of the Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

               (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

          Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

          (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

          SECTION 13.03.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.  The death
                          ------------------------------------------
or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to the Agreement or any of them.

          No Certificateholder shall have any right to vote (except as specifically provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to the Agreement, nor shall anything in the Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of the Agreement.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of the Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, and unless also (i) the default arises from the Seller's or the Servicer's failure to remit payments when due hereunder, or (ii) the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance shall have made written request upon the

Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section 13.03 or Section 10.05; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under the Agreement except in the manner provided in the Agreement and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.04.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                          -------------
AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 13.05.  NOTICES.  All demands, notices, and communications
                          -------
upon or to the Seller, the Servicer, the Trustee or any rating agency under the Agreement shall be (i) in writing, personally delivered or mailed by certified mail, return receipt requested, or (ii) by facsimile, at its facsimile number, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to Joy Crose, General Counsel, Nissan Motor Acceptance Corporation, 990 West 190th Street, Torrance, CA 90502, telephone: (310) 719-8024, facsimile: (310) 515-6750, (b) in the case of the Trustee, at the Corporate Trust Office, (c) in the case of Moody's Investors Service, Inc., at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (d) in the case of Standard & Poor's Ratings Services, at the following address: Standard & Poor's Ratings Services, 25 Broadway, 20th Floor, New York, New York 10004, Attention:
Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

          SECTION 13.06.  SEVERABILITY OF PROVISIONS.  If any one or more of the
                          --------------------------
covenants, agreements, provisions or terms of the Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Agreement and shall in no way affect the validity or enforceability of the other provisions of the Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 13.07.  ASSIGNMENT.  Notwithstanding anything to the contrary
                          ----------
contained herein, except as provided in Sections 8.03 and 9.03 and as provided in the provisions of the Agreement concerning the resignation of the Servicer, the Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Holders of Class A Certificates evidencing not less than 66-2/3% of the Class A Certificate Balance.

          SECTION 13.08.  CERTIFICATES NONASSESSABLE AND FULLY PAID.
                          -----------------------------------------
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 7.02 or Section 7.03, Certificates shall be deemed fully paid.

          SECTION 13.09.  FURTHER ASSURANCES.  The Seller and the Servicer agree
                          ------------------
to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction.

          SECTION 13.10.  NO WAIVER; CUMULATIVE REMEDIES.  No failure to
                          ------------------------------
exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 13.11.  THIRD-PARTY BENEFICIARIES.  This Agreement will inure
                          -------------------------
to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other person will have any right or obligation hereunder.

          SECTION 13.12.  ACTIONS BY CERTIFICATEHOLDERS.
                          -----------------------------

          (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders, such action, notice or instruction may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          SECTION 13.13.       QUALIFICATION AS GRANTOR TRUST; SEPARATE ASSETS.
                               -----------------------------------------------
The Trust created hereunder is intended to be a separate grantor trust within the meaning of Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended. Those assets held pursuant to the Custody and Pledge Agreement and pursuant to the Yield Supplement Agreement shall not be considered to be owned by such Trust but instead, (i) with respect to the Custody and Pledge Agreement, shall be considered to be owned by the Seller and/or by the holders of the Class B Certificates, as the case may be, as set forth in the Custody and Pledge Agreement, and to be pledged to the Trust and (ii) with respect to the Yield Supplement Agreement, shall be considered owned by the Seller, as set forth in the Yield Supplement Agreement, and to be pledged to the Trust. Each agreement should be interpreted accordingly.

          SECTION 13.14.  COUNTERPARTS.  For the purpose of facilitating the
                          ------------
execution of the Agreement and for other purposes, the Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Seller, Servicer, NMAC and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the ___ day of __________ 1997.


                                NISSAN AUTO RECEIVABLES
                                CORPORATION, as Seller


                                By:________________________________
                                   Name:
                                   Title:


                                NISSAN MOTOR ACCEPTANCE
                                CORPORATION, as Servicer


                                By:________________________________
                                   Name:
                                   Title:


                                NISSAN MOTOR ACCEPTANCE
                                CORPORATION, in its individual
                                capacity


                                By:________________________________
                                   Name:
                                   Title:


                                THE FUJI BANK AND TRUST COMPANY, as
                                Trustee


                                By:________________________________
                                   Name:
                                   Title:

                                   SCHEDULE A



             [LIST OF RECEIVABLES DELIVERED TO TRUSTEE AT CLOSING]

                                   SCHEDULE B

                            LOCATION OF RECEIVABLES



1.   NISSAN MOTOR ACCEPTANCE CORPORATION
     2901 Kinwest Parkway
     Irving, Texas 75063

2.   Nissan Motor Acceptance Corporation
     Massachusetts Office
     Four Cambridge Center
     Cambridge, Massachusetts 02142

3.   Kestrel Records Management
     1235 N. Union Bower
     Irving, Texas 75061

EXHIBIT A:  FORM OF CLASS A CERTIFICATE            SEE REVERSE FOR
            CERTAIN DEFINITIONS

[the following legend to be inserted if this Certificate is issued to CEDE &
Co.:]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


          NISSAN AUTO RECEIVABLES 1997-A GRANTOR TRUST

                         [_]% ASSET BACKED CERTIFICATE

                                    CLASS A

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by Nissan Auto Receivables Corporation.

     (This Certificate does not represent an interest in or obligation of Nissan Auto Receivables Corporation or Nissan Motor Acceptance Corporation or any of their respective affiliates thereof, except to the extent described below.)

NUMBER  CUSIP ___________
R
                                                            $________________


          THIS CERTIFIES THAT                         is the registered owner of
a              dollars nonassessable, fully-paid, fractional undivided interest in the Nissan Auto Receivables 1997-A Grantor Trust (the "Trust") formed by Nissan Auto Receivables Corporation, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 1997 (the "Agreement"), among the Seller, Nissan Motor Acceptance

Corporation, as Servicer (the "Servicer") and in its individual capacity, and The Fuji Bank and Trust Company, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "[_]% Asset Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "[_]% Asset Backed Certificates, Class B" (the "Class B Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class A Certificates is [_]%. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Class A Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts of new and used automobiles and light trucks (the "Receivables"), certain monies paid thereon on or after October 1, 1997, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property (including the right to receive Liquidation Proceeds) securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, certain interests of the Seller in Dealer Recourse, all right, title and interest of the Seller in and to the Purchase Agreement, the Yield Supplement Agreement and the Custody and Pledge Agreement and any and all proceeds of the foregoing.

          Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on November 17, 1997, to the person in whose name this Class A Certificate is registered at the close of business on the Record Date (as determined pursuant to the Agreement), such Class A Certificateholder's fractional undivided interest of the amounts to be distributed to the Class A Certificateholders as determined pursuant to the Agreement.

          Distributions on this Class A Certificate will be made by the Trustee by check or money order mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class

A Certificate or the making of any notation hereon except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for the Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York. The Record Date otherwise applicable to such distribution shall not be applicable.

          Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.


                                NISSAN AUTO RECEIVABLES
                                1997-A
                                GRANTOR TRUST


                                BY THE FUJI BANK AND TRUST COMPANY,
                                as Trustee


                                By
                                   -------------------------------------

DATED:


[SEAL]


ATTEST:



----------------------------
     Trustee Officer


              This is one of the Class A Certificates referred to
                      in the within-mentioned Agreement.


                                THE FUJI BANK AND TRUST COMPANY,
                                as Trustee


                                By
                                   -----------------------------------
                                      Authorized Officer

                            [Reverse of Certificate]


          The Certificates do not represent an obligation of, or an interest in, the Seller, Nissan Motor Acceptance Corporation, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificate Owner upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer, NMAC and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a Class, evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

          The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof; however, one

Certificate may be issued in a denomination equal to the residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denomination evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

          The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar shall treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Pool Balance is less than 10% of the original aggregate principal balance of the Receivables.

          The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                              ____________________________*
                              Signature Guaranteed:



                              ____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B:  FORM OF CLASS B CERTIFICATE                 SEE REVERSE FOR
                                                        CERTAIN DEFINITIONS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE TRANSFERRED OR SOLD TO A PERSON OTHER THAN A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE ACT) THAT CERTIFIES AS SUCH TO THE SATISFACTION OF THE SELLER, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER SIGNIFICANT REQUIREMENTS SPECIFIED IN THE AGREEMENT (AS DEFINED BELOW).

                  Nissan Auto Receivables 1997-A Grantor Trust

                         [_]% ASSET BACKED CERTIFICATE

                                    CLASS B

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by Nissan Auto Receivables Corporation.

     (This Certificate does not represent an interest in or obligation of Nissan Auto Receivables Corporation or Nissan Motor Acceptance Corporation or any of their respective affiliates thereof, except to the extent described below.)


NUMBER
                                              US$____________



     THIS CERTIFIES THAT                             is the registered owner of
a                           dollars nonassessable, fully-paid, fractional
undivided interest in the Nissan Auto Receivables 1997-A Grantor Trust (the "Trust") formed by Nissan Auto Receivables Corporation, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing
Agreement dated as of   October 1, 1997 (the "Agreement"), among the Seller,
Nissan Motor Acceptance Corporation, as Servicer (the "Servicer") and in its individual capacity, and The Fuji Bank and Trust Company, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "[_]% Asset Backed Certificates, Class B" (herein called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "[_]% Asset Backed Certificates, Class A" (the "Class A Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class B Certificates is [_]%. This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class B Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles and light trucks (the "Receivables"), certain monies paid thereon on or after October 1, 1997, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property (including the right to receive Liquidation Proceeds) securing the Receivables, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, certain interests of the Seller in Dealer Recourse, all right, title and interest of the Seller in and to the Purchase Agreement, the Yield Supplement Agreement and the Custody and Pledge Agreement and any and all proceeds of the foregoing. The rights of the holders of the Class B Certificates are subordinated to the rights of the holders of the Class A Certificates, as set forth in the Agreement.

          Under the Agreement, there will be distributed on the 15th day of each or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on November 17, 1997, to the person in whose name this Class B Certificate is registered at the close of business on the Record Date (as determined pursuant to the Agreement), such Class B Certificateholder's fractional undivided interest in the amounts to be distributed to the Class B Certificateholders as determined pursuant to the Agreement; provided, however, that under certain circumstances specified in the
           --------  -------
Agreement, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Class A Subordination Spread Account.

          Distributions on this Class B Certificate will be made by the Trustee by wire transfer, check or money order mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

          Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.


                         NISSAN AUTO RECEIVABLES 1997-A GRANTOR TRUST

                         THE FUJI BANK AND TRUST COMPANY,
                           as Trustee



DATED: __________        By ________________________________


[SEAL]

ATTEST:



______________________
     Trustee Officer


          This is one of the Class B Certificates referred to in the within-mentioned Agreement.


                         THE FUJI BANK AND TRUST COMPANY,
                           as Trustee



                         By ________________________________
                            Authorized Officer

                            [Reverse of Certificate]


          The Certificates do not represent an obligation of, or an interest in, the Seller, Nissan Motor Acceptance Corporation, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificate Owner upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer, NMAC and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a Class, evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain significant limitations on transfer therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

          The Class B Certificates are issuable only as registered Certificates without coupons in denominations of

$100,000 or in any amount in excess thereof; however, one Certificate may be issued in a denomination representing or including any residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

          The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar shall treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Pool Balance is less than 10% of the original aggregate principal balance of the Receivables.

          The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                              __________________________________*
                                Signature Guaranteed:



                              __________________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                   EXHIBIT C

                                    [LOGO]

          -----------------------------------------------------------
          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                       (WITHOUT OWNER OPTION TO REDEEM)/
          OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES
          -----------------------------------------------------------

                           Letter of Representations
                    (To be Completed by Issuer and Trustee)

                     ------------------------------------
                               (Name of Issuer)


                     ------------------------------------
                               (Name of Trustee)


                                                                   -------------
                                                                       (Date)

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099


        Re: ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________
                                 (Issue Description)

Ladies and Gentlemen:

    This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated ____ __________________, 199_ (the "Document"). _______________________________ is
                                               ("Underwriter")
distributing the Securities through The Depository Trust Company ("DTC").

    To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

    1. Prior to closing on the Securities on ______________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

       Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

   2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

   3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                Manager: Call Notification Department
                The Depository Trust Company
                711 Stewart Avenue
                Garden City, NY 11530-4719

   4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning
(212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                        Manager; Reorganization Department
                        Reorganization Window
                        The Depository Trust Company
                        7 Hanover Square, 23rd Floor
                        New York, NY 10004-2695

    5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

    6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                        Manager; Announcements
                        Dividend Department
                        The Depository Trust Company
                        7 Hanover Square, 22nd Floor
                        New York, NY 10004-2695

    7. [NOTE: ISSUER, MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:] [The interest accrual period is record date to record date.][The interest accrual period is payment date to payment date.]

     8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

    9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in sameday funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA 021000021
                        For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or

(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                        Manager, Announcements
                        Dividend Department
                        The Depository Trust Company
                        7 Hanover Square; 22nd Floor
                        New York, NY 10004-2695

    10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA 021000021
                        For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

    11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA 021000021
                        For credit to A/C The Depository Trust Company Redemption Account 066-027608

    12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

    13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

    14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

    15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Particpant having Securities credited to its DTC accounts.

    16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

    17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.


NOTES:                                  Very truly yours,
------
A. If there is a Trustee (as
defined in this Letter of
Representions). Trustee as
well as Issuer must sign this
Letter. If there is no Trustee,
in signing this Letter Issuer
itself undertakes to perform            ------------------------------------
all of the obligations set                          (Issuer)
forth herein.

B. Schedule B contains state-           By:
ments that DTC believes                    ---------------------------------
accurately describe DTC, the               (Authorized Officer's Signature)
method of effecting book-
entry transfers of securities
distributed through DTC, and
certain related matters.                ------------------------------------
                                                   (Trustee)

                                        By:
                                            --------------------------------
Received and Accepted:                      (Authorized Officer's Signature)
THE DEPOSITORY TRUST COMPANY


By:
    -----------------------------


cc: Underwriter
    Underwriter's Counsel

                                                                      SCHEDULE A
                                                                      ----------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               (Describe Issue)

CUSIP Number        Principal Amount         Maturity Date         Interest Rate
------------        ----------------         -------------         -------------

                                                                      SCHEDULE B
                                                                      ----------


                      SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------

(Prepared by DTC--bracketed material may be applicable only to certain issues)


        1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

        2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

        3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

        4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issued to be redeemed.]

        7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede
& Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in " street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee [or Tender/Remarketing Agent's] DTC account.]

        10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

        11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

        12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                     LOGO


              REPRESENTATIONS FOR ERISA-RESTRICTED SECURITIES --
                to be included in DTC Letter of Representations
                -----------------------------------------------

        Issuer and Trustee recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under Section 4975 of the Internal REvenue Code of 1986. Issuer and Trustee acknowledge that: a) so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers, or holders of Securities against any DTC Participant.)

                                                                     Exhibit D-1



                             Trustee's Certificate
                           pursuant to Section 11.03
                          of the Pooling and Servicing
                                   Agreement



          The Fuji Bank and Trust Company, as trustee (the "Trustee") of the Nissan Auto Receivables 1997-A Grantor Trust created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1997, among Nissan Auto Receivables Corporation, as Seller (the "Seller"), Nissan Motor Acceptance Corporation, as Servicer and in its individual capacity, and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be repurchased by the Seller pursuant to Section 3.02, and all security and documents relating thereto.

        IN WITNESS WHEREOF I have hereunto set my hand this ____ day of __________ , 1997.



                              ______________________________

                                                                     Exhibit D-2



                             Trustee's Certificate
                           pursuant to Section 11.03
                          of the Pooling and Servicing
                                   Agreement



          The Fuji Bank and Trust Company, as trustee (the "Trustee") of the Nissan Auto Receivables 1997-A Grantor Trust created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1997, among Nissan Auto Receivables Corporation, as Seller, Nissan Motor Acceptance Corporation, as Servicer (the "Servicer") and in its individual capacity and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be purchased by the Servicer pursuant to Section 4.07 or 12.02, and all security and documents relating thereto.

          IN WITNESS WHEREOF I have hereunto set my hand this ___ day of _________ , 19__.



                                                ______________________________

                                                                       EXHIBIT E

                                                              [Draft - 10/17/97]



                     FORM OF CUSTODY AND PLEDGE AGREEMENT

          CUSTODY AND PLEDGE AGREEMENT, dated as of October 1, 1997 entered into among Nissan Auto Receivables Corporation, a Delaware corporation (the "Seller"), The Fuji Bank and Trust Company, as custodian (the "Custodian"), and The Fuji Bank and Trust Company, as trustee (the "Trustee").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, the Seller is a party to that certain Pooling and Servicing Agreement dated as of the date hereof, (the "Pooling and Servicing Agreement," and capitalized terms used herein not otherwise defined shall have the meanings assigned to them in the Pooling and Servicing Agreement), among the Seller, Nissan Motor Acceptance Corporation, as Servicer and in its individual capacity, and the Trustee, pursuant to which, among other things, the Certificates representing ownership interests in the Trust were issued;

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Seller is required to establish a Class A Subordination Spread Account and a Class B Subordination Spread Account or otherwise make funds available to make payments to the holders of the Class A Certificates and Class B Certificates, respectively;

          WHEREAS, the parties hereto desire to establish two separate trust accounts in order to effectuate and secure the obligations of the Seller as described in the Pooling and Servicing Agreement and as provided herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  OBLIGATION SECURED.  In consideration of the purchase of the
                 ------------------
Certificates, the Seller agrees to cause payment of the Certificates from funds available in the Subordination Spread Accounts (as hereinafter defined) and from receipt of Excess Amounts and Recapture Amounts (as hereinafter defined), as and to the extent set forth herein. Such obligation is non-recourse in respect of the Seller, and recourse may only be had to the Subordination Spread Accounts, the Excess Amounts and the Recapture Amounts.

Neither the Subordination Spread Accounts, the Excess Amounts nor the Recapture Amounts shall be part of the Trust.

     SECTION 2.  PLEDGE.  In order to validly perfect its pledge, Seller hereby
                 ------
conveys and transfers all of its right, title and interest in the Excess Amounts and in the distributions to which it is entitled to under Section 5.06 of the Pooling and Servicing Agreement as initial holder of the Class B Certificates (the "Recapture Amounts") to the Custodian for the benefit of the Certificateholders to have and to hold all such property in trust for the uses and purposes, and subject to the terms and provisions, set forth in Section 5, and grants to the Custodian for the benefit of the Certificateholders a first priority security interest in the Excess Amounts, the Recapture Amounts and any and all proceeds thereof. The Custodian hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Excess Amounts, the Recapture Amounts and the proceeds thereof in accordance with the terms and provisions of Section 5. The Custodian shall possess all right, title and interest in and to all of the items from time that comprise the Excess Amounts and the Recapture Amounts and their proceeds. The Excess Amounts and the Recapture Amounts shall be under the sole dominion and control of the Custodian. Neither the Seller nor any Person or entity claiming by, through or under the Seller shall have any right, title or interest in, any control over the use of, or any right to withdraw from amounts from, the Excess Amounts or the Recapture Amounts. All Excess Amounts and Recapture Amounts shall be applied by the Custodian as specified in Section 5.

     SECTION 3.  APPOINTMENT OF CUSTODIAN.  The Trustee, with the consent of the
                 ------------------------
Seller, hereby appoints the Custodian as custodian for, and agent of, the Certificateholders to hold the property pledged and assigned hereunder and to maintain the Subordination Spread Accounts and the Custodian hereby accepts such appointment.

     SECTION 4.  THE SUBORDINATION SPREAD ACCOUNTS.  Upon the execution of this
                 ---------------------------------
Agreement by the parties hereto, there is hereby created (i) a trust account for the benefit of the Class A Certificateholders (the "Class A Subordination Spread Account") to include the money and other property deposited and held therein and
(ii) a trust account for the benefit of the Class B Certificateholders (the "Class B Subordination Spread Account," and collectively with the

Class A Subordination Spread Account, the "Subordination Spread Accounts") to include the money and other property deposited and held therein, each as described herein. On the date hereof, the Seller shall deposit the Subordination Initial Deposit into the Class A Subordination Spread Account and the Class B Specified Subordination Spread Account Balance into the Class B Subordination Spread Account.

     SECTION 5.  ADDITIONAL PLEDGE OF DISTRIBUTIONS; ETC.
                 ---------------------------------------

          (a) In order to provide for prompt payment to the Certificateholders and the Servicer, in accordance with Section 5.06(c) of the Pooling and Servicing Agreement, and to assure availability of the amounts maintained in the Subordination Spread Accounts, subject to the limitations set forth below, and solely for the purpose of providing for payment of the Class A Distributable Amount and the Class B Distributable Amount provided for in Section 5.06 of the Pooling and Servicing Agreement and this Section 5, the Seller, on behalf of itself and its successors and assigns, hereby conveys and transfers to the Custodian and its successors and assigns (A) for the benefit of the Class A Certificateholders, (x) all of its right, title and interest in and to the Class A Subordination Spread Account, and all proceeds of the foregoing, including, without limitation, all amounts and investments held from time to time in the Class A Subordination Spread Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise); and (y) the Subordination Initial Deposit and all proceeds thereof and (B) for the benefit of the Class B Certificateholders, (x) all of its right, title and interest in and to the Class B Subordination Spread Account and all proceeds of the foregoing, including, without limitation, all amounts and investments held from time to time in the Class B Subordination Spread Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise); and (y) the Class B Specified Subordination Spread Account Balance, as the same may be adjusted from time to time in accordance with the terms of the Pooling and Servicing Agreement, and all proceeds, thereof (all of the foregoing described in clauses
(A) and (B), subject to the limitations set forth below, the "Subordination Spread Account Property"), to have and to hold all the aforesaid property, rights and privileges in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section 5, and grants to the Custodian for the benefit of the Certificateholders a first priority security interest in the Subordination Spread Account Property and any and all proceeds thereof. The Custodian hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Subordination Spread Account Property in accordance with the terms and provisions of this Section 5.

          (b) The Custodian shall release to the Trustee by 5:00 p.m. on the day preceding each Distribution Date (for deposit in the Certificate Account on such Distribution Date), from funds available in the Subordination Spread Accounts, if any, the amount required to be paid from the Class A Subordination Spread Account and the Class B Subordination Spread Account pursuant to Section
5.06 of the Pooling and Servicing Agreement.

          (c) On each Distribution Date, if the amount of the respective Subordination Spread Accounts (after giving effect to all payments to be made from the Subordination Spread Accounts, in accordance with the Pooling and Servicing Agreement on such Distribution Date) is less than the Class A Specified Subordination Spread Account Balance or the Class B Specified Subordination Spread Account Balance, as the case may be, for such Distribution Date, the Trustee, after payment of any amounts required to be distributed to the Class A Certificateholders and the Servicer, shall withhold the Excess Amounts and the Recapture Amounts otherwise distributable to the Seller (in its individual capacity and as initial holder of the Class B Certificates), and not otherwise distributed to the Class A Certificateholders or the Servicer and shall deposit the Excess Amounts and the Recapture Amounts in the following order of priority: first, to the Class A Subordination Spread Account, until the amount on deposit therein equals the Class A Specified Subordination Spread Account Balance; second, from the Excess Amounts only, to the Class B Subordination Spread Account, until the amount on deposit therein equals the Class B Specified Subordination Spread Account Balance; and finally, to the Seller. If the amount of the Class A Subordination Spread Account (after taking into account any deposits and withdrawals therefrom on such Distribution Date in accordance with the Pooling and Servicing Agreement) is greater than the Class A Specified Subordination Spread Account Balance for such Distribution Date, the Custodian shall release and distribute the amount of such excess first, to the extent of any previously contributed and not yet recovered Recapture Amounts, to the holders of Class B Certificates, second to the Class B Subordination Spread Account until the amount on deposit therein equals the Class B Specified Subordination Spread Account Balance, and finally, to the Seller. Amounts properly distributed to the Seller or the Class B Certificateholders pursuant to this Section 5(c) shall be deemed released from the trust and security interest established by this Agreement, and the Seller and the Class B Certificateholders shall in no event thereafter be required to refund any such distributed amounts.

          (d) (i) Amounts held in the Class A Subordination Spread Account shall be invested in the manner specified in Section 5.01 of the Pooling and Servicing Agreement in the same manner as amounts in the Collection Account and Certificate Account are invested; provided however, that (A) if permitted by the
                                  -------- -------
rating agencies then rating the Certificates, monies on deposit in the Class A Subordination Spread Account may be invested in obligations or securities that mature later than the Business Day immediately preceding the next Distribution Date, and (B) such investments shall be made in accordance with written instructions from the Seller rather than the Servicer. Prior to the rating, if any, of the Class B Certificates by the rating agencies, amounts held in the Class B Subordination Spread Account shall be invested in the discretion of the Seller upon its written instructions. From and after the time, if any, that the Class B Certificates are rated, amounts held in the Class B Subordination Spread Account shall be invested in obligations or securities permitted by the rating agencies then rating such Class B Certificates, in accordance with the written instructions of the Seller. Such investments shall not be sold or disposed of prior to their respective maturities. All investments in the Subordination Spread Accounts shall be made in the name of the Custodian or its nominee and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Custodian to the Seller in accordance with subparagraph (iv) below.

          (ii) With respect to the Class A Subordination Spread Account Property, the Seller, on behalf of itself and its successors and assigns, and the Custodian agree that:

               (A) Any Subordination Spread Account Property that is held in deposit accounts shall be held solely in the name of the Custodian at one or more depository institutions. Each such deposit account shall be subject to the exclusive custody and control of the Custodian, and the Custodian shall have sole signature authority with respect thereto;

               (B) Any Subordination Spread Account Property that constitutes physical property shall be delivered to the Custodian in accordance with paragraph (a) of the definition of "Delivery" contained in the Pooling and Servicing Agreement and shall be held, pending maturity or disposition, solely by the Custodian or a financial intermediary (as such term is defined in Section [8-313(4)] of the UCC) acting solely for the Custodian;

               (C) Any Subordination Spread Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" contained in the Pooling and Servicing Agreement and shall be maintained by the Custodian, pending maturity or disposition, through continued book-entry registration of such Subordination Spread Account Property as described in such paragraph; and

               (D) Any Subordination Spread Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Custodian in accordance with paragraph (c) of the definition of "Delivery" contained in the Pooling and Servicing Agreement and shall be maintained by the Custodian, pending maturity or disposition, through continued registration of the Custodian's (or its nominee's) ownership of such security.

          Effective upon Delivery of any Subordination Spread Account Property in the form of physical property, book-entry securities or uncertificated securities, the Custodian shall be deemed to have purchased such Subordination Spread Account Property for value, in good faith, and without notice of any adverse claim thereto.

          (iii) Each of the Seller and the Servicer agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements) as may be determined to be necessary in order to perfect the interests created by this Section 5 and otherwise fully to effectuate the purposes, terms and conditions of this Agreement. The Seller shall:

               (A) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Custodian's security interest; and

               (B) make the necessary filings of financing statements or amendments thereto within five (5) days after the occurrence of any of the following: (1) any change in its corporate name or any trade name; (2) any change in the location of its chief executive office or principal place of business; or (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Custodian of any such filings.

          (iv) Investment earnings attributable to the Subordination Spread Account Property and proceeds therefrom shall be held by the Custodian for the benefit of the Seller with respect to the Subordination Initial Deposit and the Excess Amounts and the Class B Certificateholders with respect to Recapture Amounts, and shall be allocated monthly on a pro rata basis. Subject to the immediately preceding sentence, investment earnings attributable to the Subordination Spread Account Property shall not be subject to any claims or rights of the Certificateholders or the Servicer. The Custodian shall cause all investment earnings attributable to the Subordination Spread Accounts to be distributed on each Distribution Date to the Seller or the Class B Certificateholders, as the case may be. Realized losses, if any, on investment of the Subordination Spread Account Property shall be charged first against undistributed investment earnings attributable to the Subordination Spread Account Property and then against the Subordination Spread Account Property.

          (v) The Custodian shall not enter into any subordination or intercreditor agreement with respect to the Subordination Spread Account Property.

          (e) If the Servicer pursuant to Section 5.04 of the Pooling and Servicing Agreement is required to make an Advance with respect to any Distribution Date and does not do so from its own funds, the Custodian shall withdraw funds from the Class A Subordination Spread Account and remit them to the Trustee to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 5.04 of the Pooling and Servicing Agreement for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances to the Custodian, and the Servicer shall within two Business Days replace any funds in the Class A Subordination Spread Account so used.

     SECTION 6.  INDEMNITY; SUCCESSOR CUSTODIAN; ETC.  The Custodian shall be
                 ------------------------------------
entitled to, and is hereby granted, immunities, indemnities, exculpations and protections of the same scope and extent as those provided to the Trustee pursuant to the Pooling and Servicing Agreement as if no Event of Default has occurred and is continuing. If the Trustee shall resign or be removed pursuant to Section 11.10 of the Pooling and Servicing Agreement, the Custodian shall be released from its duties hereunder and the successor Trustee shall appoint a new Custodian or assume the duties and the responsibilities of the Custodian hereunder. The Custodian shall not otherwise resign without the consent of the Trustee and the Servicer.

     SECTION 7.  TERMINATION.  This Agreement shall terminate concurrently upon
                 -----------
the earlier of payment in full of the Certificates and the termination of the Pooling and Servicing Agreement pursuant to Article XII of the Pooling and Servicing Agreement. Upon such termination, all Excess Amounts and Recapture Amounts in the Subordination Spread Accounts and the Certificate Account shall be distributed first, to the extent of any previously contributed and not yet recovered Recapture Amounts, to the holders of Class B Certificates, and any remaining amounts to the Seller, and all such distributed amounts shall be released from the liens of this Agreement and the trusts created hereunder.

     SECTION 8.  ASSIGNMENT.  Notwithstanding anything to the contrary contained
                 ----------
herein, except as provided in Section 6 hereof and in the Pooling and Servicing Agreement, neither this Agreement nor any of the rights or obligations hereunder may be assigned.

     SECTION 9.  SUBSTITUTION OF COLLATERAL.  The Custodian shall release and
                 --------------------------
deliver to the Seller or the Class B Certificateholders, as the case may be, the Subordination Initial Deposit, the Excess Amounts or the Recapture Amounts upon delivery to the Custodian of substitute collateral, provided that the Seller or the Class B Certificateholders, as the case may be, at such party's own expense, shall have provided the Custodian with a letter (in form and substance reasonably acceptable to the Trustee) from each rating agency which has an outstanding rating on the Certificates and which was requested by the Seller or an affiliate to rate such Certificates to the effect that the substitution of the substitute collateral for the Subordination Initial Deposit, the Excess Amounts or the Recapture Amounts, as the case may be, will not cause such rating agency to downgrade or withdraw the rating then assigned to such Certificates.

     SECTION 10.  FEES.  Other than the fees that the Custodian, in its capacity
                  ----
as Trustee, will receive pursuant to the Pooling and Servicing Agreement, the Custodian will not be paid any additional fees for its duties hereunder; provided that, if at any time the Custodian is a different corporate entity than the Trustee, the Trustee shall pay to the Custodian such custodial fee as to which the Trustee and the Custodian shall separately agree. In no event shall such fee be paid from the Subordination Spread Accounts.

     SECTION 11.  TAXES.   It is the intent of the parties that the
                  -----
Subordination Spread Account Property be treated as property of the Seller or, if the Class B Certificates are transferred by the Seller, by the Seller and the transferee thereof in direct proportion to their respective contributions of such property, for all federal, state and local income and franchise tax purposes. The provisions of this Agreement should be interpreted accordingly. Further, the Seller (and any such transferee) shall include all income earned on the Subordination Spread Accounts and from any and all Subordination Spread Account Property in its (or their) gross income, pro rata, for all such tax purposes.

     SECTION 12.  NO WAIVER; CUMULATIVE REMEDIES.  No failure to exercise and no
                  ------------------------------
delay in exercising, on the part of the Custodian or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 13.  THIRD-PARTY BENEFICIARIES.  This Agreement will inure to the
                  -------------------------
benefit of and be binding upon the parties hereto, the Certificateholders, the Trustee, the Servicer and their respective successors and permitted assigns. Except as otherwise provided in this Section, no other Person will have any right or obligation hereunder.

     SECTION 14.  AMENDMENTS, ETC.  No amendment or waiver of any provision of
                  ---------------
this Agreement, and no consent to any departure by the Seller herefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, the Custodian and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement may be amended from time to time by the Seller, the Trustee and the Custodian, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provision in the Agreement which may be inconsistent with any other provision therein, including making such amendments as may be necessary in the event the Seller transfers any amount of Class B Certificates, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not,
                                  --------  -------
as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Certificateholder.

          This Agreement may also be amended from time to time by the Seller, the Trustee and the Custodian with the consent of the Holders of Class A Certificates (which consent of any Holder of a Class A Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Certificate), evidencing not less than 51% of the Class A Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided,
                                                                   --------
however, that no such amendment shall (a) increase or reduce in any manner the
-------
amount of the Class A Specified Subordination Spread Account Balance or the Class B Specified Subordination Spread Account Balance (unless such changes are made in accordance with the terms of the Pooling and Servicing Agreement), or accelerate or delay the timing of payments from the Subordination Spread Accounts, without the consent of each adversely affected Certificateholder, or
(b) reduce the aforesaid percentage of the Class A Certificate Balance which is required to consent to any such amendment, without the consent of the Holders of all Class A Certificates then outstanding. Notwithstanding the foregoing, no such amendment pursuant to clause (a) of the preceding proviso shall be made unless the rating agencies then rating the Certificates confirm that such amendment will not result in a reduction on or withdrawal of its rating of the Certificates of such class.

          Prior to the execution of any such amendment or consent, the Seller shall provide, and the Trustee shall distribute, written notification of the substance of such amendment or consent to each of the rating agencies then rating the Certificates at least ten Business Days prior to the execution thereof.

          Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

          It shall not be necessary for the consent of Certificateholders pursuant to this Section 14 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Custodian may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreement.

          Prior to the execution of any amendment to this Agreement, the Custodian shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 13.02(i)(1) of the Pooling and Servicing Agreement. The Custodian may, but shall not be obligated to, enter into any such amendment which affects the Custodian's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 15.  ADDRESSES FOR NOTICES.  All notices and other communications
                  ---------------------
hereunder shall be made at the addresses, in the manner and with the effect provided in Section 13.05 of the Pooling and Servicing Agreement; provided,
                                                                  --------
however, for purposes of giving notice pursuant to this Agreement, notices to
-------
the Custodian may be addressed to the Corporate Trust Office specified in the Pooling and Servicing Agreement.

     SECTION 16.  GOVERNING LAW; TERMS.  THIS AGREEMENT SHALL BE GOVERNED BY,
                  --------------------
AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 17.  COUNTERPARTS.  This Agreement may be executed in any number of
                  ------------
counterparts and by the different parties hereto on separate counterparts and may be delivered by facsimile signatures or by hand, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Seller, the Trustee and the Custodian have caused this Agreement to be duly executed and delivered by their duly elected officers as of the ___ day of __________ 1997.


                    NISSAN AUTO RECEIVABLES CORPORATION,
                    as Seller and as initial holder of the
                    Class B Certificates


                    By:
                       -----------------------------------
                      Name:
                      Title:


                    THE FUJI BANK AND TRUST COMPANY,
                    as Custodian


                    By:
                       -----------------------------------
                      Name:
                      Title:


                    THE FUJI BANK AND TRUST COMPANY,
                    as Trustee


                    By:
                       -----------------------------------
                       Name:
                       Title:

Acknowledged and Agreed:
-----------------------


NISSAN MOTOR ACCEPTANCE CORPORATION,
as Servicer


By:
    ----------------------------------
  Name:
  Title:

                                                                  EXHIBIT F

                                                              [Draft - 10/17/97]

                       FORM OF YIELD SUPPLEMENT AGREEMENT



                      Nissan Auto Receivables Corporation
                             990 West 190th Street
                          Torrance, California  90502


                                                Dated as of
                                                October 1, 1997

                           YIELD SUPPLEMENT AGREEMENT

The Fuji Bank and Trust Company
Two World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     Nissan Auto Receivables Corporation (the "Company") hereby confirms arrangements made as of the date hereof with you, as Class A Agent for the benefit of the Class A Certificateholders ("Class A Agent"), to be effective upon (i) receipt by the Company of the enclosed copy of this letter agreement (the "Yield Supplement Agreement"), executed by Class A Agent, (ii) execution of the Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between the Company and Nissan Motor Acceptance Corporation ("NMAC"), (iii) receipt by NMAC of the payment by the Company of the purchase price under the Purchase Agreement and (iv) the receipt by the Company of the capital contribution of NMAC in connection with the payment of the purchase price under the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Pooling and Servicing Agreement, dated as of the date hereof, among NMAC, in its individual capacity and as Servicer, the Company and The Fuji Bank and Trust Company, in its capacity as Trustee (the "Pooling and Servicing Agreement").

     1. On or prior to the fifth calendar day before each Distribution Date, the Servicer shall notify the Company of the "Yield Supplement Amount" for such Distribution Date and the amount on deposit in the Yield Supplement Reserve Account (as defined below). The "Yield Supplement Amount" means, with respect to any Distribution

Date, the sum of all Receivable Yield Supplement Amounts for all Receivables. "Receivable Yield Supplement Amount" means, with respect to any Receivable (other than a Liquidated Receivable, after the Collection Period in which such Receivable became a Liquidated Receivable) for any Collection Period, the amount (only if positive) calculated by the Servicer equal to one-twelfth times (i) interest at a rate equal to the sum of (a) the Pass-Through Rate and (b) the Servicing Rate minus (ii) interest on such Receivable at its Annual Percentage Rate on such Receivable's Principal Balance as of the first day of such Collection Period.

     2. On or before the Closing Date (as defined in the Purchase Agreement), the Company shall establish and maintain with the Class A Agent for the benefit of the Class A Certificateholders a separate trust account in the name of the Class A Agent (the "Yield Supplement Reserve Account"), or such other account as may be acceptable to the rating agencies then rating the Class A Certificates, and the Company hereby grants to the Class A Agent for the benefit of the Certificateholders a first priority security interest in the monies on deposit and the other property that from time to time comprise the Yield Supplement Reserve Account, and any and all proceeds thereof (collectively, the "Yield Supplement Property"). The Class A Agent shall possess all right, title and interest in the Yield Supplement Property and its proceeds. The Yield Supplement Property and the Yield Supplement Reserve Account shall be under the sole dominion and control of the Class A Agent. Neither the Seller nor any Person claiming by, through or under the Seller shall have any right, title or interest in, any control over the use of, or any right to withdraw from amounts from, the Yield Supplement Property or the Yield Supplement Reserve Account.
All Yield Supplement Property in the Yield Supplement Reserve Account shall be applied by the Class A Agent as specified in this Yield Supplement Agreement and the Pooling and Servicing Agreement. The Class A Agent shall, not later than 12:00 noon on the Business Day preceding each Distribution Date, withdraw from the Yield Supplement Reserve Account and deposit in the Certificate Account an amount equal to the Yield Supplement Amount for such Distribution Date. On the date of issuance of the Certificates, the Company shall deposit [$_________] (the "Initial Yield Supplement Reserve Amount") into the Yield Supplement Reserve Account. The amount required to be on deposit in the Yield Supplement Reserve Account on the date of issuance of the Certificates and from time to time thereafter (the "Required Yield Supplement Reserve Account

Balance"), as determined by the Servicer and notified to the Class A Agent, will be the lesser of, (i) the maximum Yield Supplement Amount that will become due on all future Distribution Dates under this Yield Supplement Agreement, assuming that payments on the Receivables are made on their scheduled due dates, that no Receivable is prepaid in full or accelerated and that no related Financed Vehicle underlying such Receivable is repossessed or becomes a total loss, and
(ii) the Initial Yield Supplement Reserve Amount. The Class A Agent shall have no duty or liability to determine the Required Yield Supplement Reserve Account Balance and may fully rely on the determination thereof by the Servicer. If, on any Distribution Date, the funds in the Yield Supplement Reserve Account are in excess of the Required Yield Supplement Reserve Account Balance for such Distribution Date after giving effect to all distributions to be made on such Distribution Date, the Class A Agent shall pay the Company the amount of such excess. The Yield Supplement Reserve Account shall not be part of the Trust. It is the intent of the parties that the Yield Supplement Property be treated as property of the Company for all federal, state and local income and franchise tax purposes. The provisions of this Yield Supplement Agreement should be interpreted accordingly. Further, the Company shall include in its gross income all income earned on the Yield Supplement Property and the Yield Supplement Reserve Account.

     3. All or a portion of the Yield Supplement Reserve Account may be invested and reinvested in the manner specified in Section 5.01 of the Pooling and Servicing Agreement with respect to monies in the Collection Account and Certificate Account in accordance with written instructions from the Servicer;

provided that, if permitted by the rating agencies then rating the Class A
--------
Certificates, monies on deposit therein may be invested in obligations or securities specified in Section 5.01 that mature later than the Business Day preceding the next Distribution Date. All such investments shall be made in the name of the Class A Agent and all income and gain realized thereon shall be solely for the benefit of the Company and shall be payable by the Class A Agent to the Company on each Distribution Date from time to time upon the Company's request to the Class A Agent. Upon termination of the Pooling and Servicing Agreement, or in the event that the Company otherwise satisfies the requirements established by the agencies initially rating the Class A Certificates, as evidenced by the written reaffirmation by such agencies of the initial rating of the Class A Certificates, any amounts on deposit in the Yield Supplement Reserve Account shall be paid to the Company.


     4. All payments to the Company pursuant hereto shall be made by federal wire transfer (same day funds) or immediately available funds, to such account as the Company, or any assignee of the Company referred to in Section 6 hereof, may designate in writing to the Class A Agent, prior to the relevant Distribution Date.

     5. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

     6. In order to more fully protect the interests of the Certificateholders, the Company will transfer, assign and convey its interest in this Yield Supplement Agreement to the Nissan Auto Receivables 1997-A Grantor Trust established under the Pooling and Servicing Agreement (the "Trust"). Following such transfer, assignment and conveyance, this Yield Supplement Agreement shall not be amended, modified or terminated without the consent of The Fuji Bank and Trust Company, in its capacity as trustee for the Trust, except in accordance with the provisions for amendments, modifications and terminations of the Pooling and Servicing Agreement as set forth in Section 13.01 of the Pooling and Servicing Agreement.

     7. THIS YIELD SUPPLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or telecopy number or to the attention of such

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

other person as the relevant party shall have designated for such purpose in a written notice.


     The Company:

     Nissan Auto Receivables Corporation
     990 West 190th Street
     Torrance, California  90502
     Attention:  Treasurer
     Facsimile No.: [310-324-2542]

     Class A Agent:

     The Fuji Bank and Trust Company
     Two World Trade Center
     New York, New York 10048
     Attention:  Trust Administration Department
     Facsimile No.:  212-321-2468

     9. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

     If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                        Very truly yours,

                                        NISSAN AUTO RECEIVABLES CORPORATION

                                        By: __________________________
                                            Name: ____________________
                                            Title: ___________________


Agreed and accepted as of __________ ___, 1997

NISSAN MOTOR ACCEPTANCE CORPORATION

By:__________________________
   Name:_____________________
   Title:____________________


THE FUJI BANK AND TRUST COMPANY, AS TRUSTEE
  AND CLASS A AGENT

By: _______________________________
    Name:__________________________
    Title:_________________________

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